SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          NORTHERN STATES POWER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                   [LOGO] NSP


March 13, 1998

Dear Shareholder:

     This is your invitation to attend the Annual Meeting of Shareholders of Northern States Power Company on Wednesday, April 22, 1998, at 10:00 a.m., at Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota.

     The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe matters to be acted upon at the meeting. We will also report on current operations and on our future plans. At the conclusion of voting, you will have an opportunity to ask questions.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ASSURE THAT YOUR PROXY WILL BE VOTED. YOUR VOICE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

     IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ADMISSION CARD AND WE WILL SEND YOU DIRECTIONS AND PARKING INSTRUCTIONS.

     Our annual meetings have been helpful in maintaining communications and understanding between our Board of Directors and shareholders. We would like you to join us.

Sincerely,


/s/ James J. Howard

James J. Howard
CHAIRMAN, PRESIDENT &
CHIEF EXECUTIVE OFFICER

                          NORTHERN STATES POWER COMPANY
                           (A MINNESOTA CORPORATION)

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

     The Annual Meeting of Shareholders of NORTHERN STATES POWER COMPANY, a Minnesota corporation, will be held on Wednesday, April 22, 1998, at 10:00 a.m., at Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota for the following purposes:

     (1) To elect three directors to Class III until the Annual Meeting of Shareholders in 2001;

     (2) To vote on a proposal to amend the Company's Restated Articles of Incorporation to increase the number of shares of authorized common stock from 160 million shares to 350 million shares;

     (3) To approve amendments to the Company's Executive Long-Term Incentive Award Stock Plan;

     (4)  To approve the Company's Executive Annual Incentive Award Plan;

     (5) To ratify the appointment of Price Waterhouse, Certified Public Accountants, as independent auditors of the Company for 1998;

     (6) To vote on a shareholder proposal entitled, "Shareholder Resolution on Conversion of Prairie Island Nuclear Plant to Natural Gas Plant," if properly presented at the meeting; and

     (7) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 2, 1998, will be entitled to notice of, and to vote at, this Annual Meeting.


Minneapolis, Minnesota                   By order of the Board of Directors
March 13, 1998                                   John P. Moore, Jr.
                                                      SECRETARY

                  PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY

                          NORTHERN STATES POWER COMPANY
                                414 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55401

                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of the enclosed proxy by the Company's Board of Directors for use at the Annual Meeting or any adjournment thereof. The proxy statement and the enclosed proxy card were mailed on or about March 13, 1998.

     When proxies are returned properly executed, the shares represented will be voted according to shareholders' direction. A proxy may be revoked at any time before it is exercised by giving written notice of the revocation to John P. Moore, Jr., Secretary, Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401, by filing another proxy with him, or by attending the meeting and voting in person.

     Owners of record at the close of business on March 2, 1998 of each outstanding share of NSP common stock are entitled to one vote and of each outstanding share of NSP preferred stock are entitled to one vote (other than NSP preferred stock of the series designated "Cumulative Preferred Stock, $3.60 Series" (the "$3.60 Series Preferred Stock"), which is entitled to three votes per share) upon each matter presented at the Annual Meeting. On the Record Date, there were _________ shares of common stock, ________ shares of $3.60 Series Preferred Stock and _________ shares of other NSP preferred stock outstanding.

     First Trust N.A., the Trustee for the Company's Employee Stock Ownership Plan, holds approximately ________% of the Company's common stock for the benefit of Plan participants, none of whom has a total beneficial interest of more than ________% of the Company's outstanding voting securities. No other person holds of record or, to the knowledge of management, owns beneficially more than 5% of any class of the outstanding voting securities of the Company.

     The cost of preparing, assembling and mailing proxies will be borne by the Company. Officers and other employees of the Company may solicit proxies by mail, personal interview, telephone and telegram. In addition, Georgeson & Company, Inc. has been retained to assist in the solicitation of proxies for the 1998 Annual Meeting, at a fee of approximately $10,000 plus associated costs and expenses. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

     The Company mailed its annual report for the year 1997 on or about March 13, 1998, to all shareholders of the Company of record on March 2, 1998. The following portions of the Annual Report are incorporated herein and made a part of this proxy statement. The information under the caption Management's Discussion and Analysis of Results; and the consolidated financial statements and notes thereto, including the Report of Management and the Report of Independent Public Accountants.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL INFORMATION

     The Company's Bylaws currently provide that the Board of Directors shall consist of at least seven, but no more than fifteen directors, as determined by the Board. The Board of Directors is divided into three classes as nearly equal in number as possible with staggered terms of office so that one class of directors will be elected at each annual meeting for a term of three years.

     At the Annual Meeting, the following three individuals are the nominees to be elected to the Board of Directors to serve in Class III until the Annual Meeting of Shareholders in the year 2001 and until their successors are elected and have qualified: H. Lyman Bretting, David A. Christensen and Dr. Margaret R. Preska. Each of these nominees is currently a director of the Company whose term is scheduled to expire at this Annual Meeting.

     All of the nominees have indicated a willingness to serve. Should any of the nominees become unavailable prior to this Annual Meeting, your proxy will be voted for such person or persons as shall be recommended by a proxy committee appointed by the Board.

     Shareholders are entitled to vote cumulatively for the election of directors. Each shareholder is entitled to a number of votes for such election equal to the number of votes entitled to be cast with respect to the shares held by such shareholder multiplied by the number of directors of each class to be elected, and may cast all votes for one nominee or distribute the votes among the nominees. The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) will have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to the election of the nominated directors, the persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES NAMED BELOW.

                CLASS III -- NOMINEES FOR TERMS EXPIRING IN 2001

[PHOTO]
DIRECTOR SINCE 1990     H. LYMAN BRETTING, age 61, is President and Chief
                        Executive Officer of C.G. Bretting Manufacturing Co. in
                        Ashland, Wisconsin. Mr. Bretting joined C.G. Bretting
                        Manufacturing Co., a family owned business, in 1958 and shifted the scope of the business from repairing and manufacturing mining equipment to manufacturing automated paper tissue, towel and napkin folding equipment.
                                In 1989, he was named "Wisconsin Small Business
                        Person of the Year" and also the nation's "Small
                        Business Person of the Year" by President George Bush.
                                A graduate of the University of Notre Dame in
                        South Bend, Indiana, Mr. Bretting is involved in numerous community activities. He is also chairman of the board and director of M&I National Bank of Ashland, and a director of NSP-Wisconsin, a subsidiary of the Company, and president and director of the Ashland
                        Foundation.

[PHOTO]
DIRECTOR SINCE 1976     DAVID A. CHRISTENSEN, age 62, is President, Chief
                        Executive Officer and a director of Raven Industries, Inc. of Sioux Falls, South Dakota, a diversified manufacturer that supplies plastics, electronics and special apparel products to various markets. He has been associated with Raven Industries since 1962. Before joining Raven Industries, he worked at John Morrell &
                        Co. and served in the U.S. Army Corps of Engineers.
                                He received his bachelors degree in industrial
                        engineering from South Dakota State University, which later honored him with its distinguished engineer, distinguished service, and distinguished alumni awards.
                        He also was honored in 1993 as South Dakotan of the Year by the University of South Dakota and South Dakota Sales and Marketing Executive of the Year.
                                Mr. Christensen also serves as a director of
                        Norwest Corporation, Minneapolis; Beta Raven, Inc., St.
                        Louis, Missouri; Aerostar International, Inc., Sioux
                        Falls, South Dakota; and Glassite, Inc., Dunnell,
                        Minnesota.
                                A strong advocate for his community and state,
                        he has served in many volunteer activities. He is a past director of the South Dakota Symphony and Sioux Falls
                        Downtown Development Corp., as well as a past chairman of the Sioux Empire United Way.

[PHOTO]
DIRECTOR SINCE 1980     DR. MARGARET R. PRESKA, age 60, is the Distinguished
                        Senior Fellow for Academic Affairs of the Minnesota
                        State Colleges and Universities and the Distinguished
                        Service Professor for the Minnesota State Universities.
                        She was President of Mankato State University from 1979 until 1992. She had served as its Vice President for Academic Affairs and Equal Opportunity Officer from 1975 until 1979. She previously was academic dean, instructor, assistant and associate professor of history and government at LaVerne College in LaVerne, California.
                                Dr. Preska earned a bachelor of science degree
                        at SUNY Brockport, where she graduated SUMMA CUM LAUDE.
                        She earned a masters at The Pennsylvania State
                        University, a Ph.D. at Claremont Graduate University, and further studied at Manchester College of Oxford
                        University.
                                She is an advisory board member of Norwest Bank
                        Minnesota South Central, N.A. in Mankato and a member of Women Directors and Officers in Public Utilities. She served as national president of Camp Fire Boys and Girls, Inc., from 1985-87. She is a charter member of the board of directors of Executive Sports, Inc., a division of Golden Bear International. She is affiliated with several organizations, including: the Retired
                        Presidents Association of the American Association of
                        State Colleges and Universities, the St. Paul/
                        Minneapolis Committee on Foreign Relations, Rotary,
                        Minnesota Women's Economic Roundtable and the American
                        Historical Association.

                CLASS II -- DIRECTORS WHOSE TERMS EXPIRE IN 2000

[PHOTO]
DIRECTOR SINCE 1997     GIANNANTONIO FERRARI, age 58, is a Director and
                        President and Chief Operating Officer of Honeywell, Inc.
                        From January 1992 to April 1997, he was President of
                        Honeywell Europe. From 1988 to 1992, Mr. Ferrari was
                        Vice President for Western Europe, the Middle East and
                        Africa. Prior thereto, he served as Controller and Vice
                        President of Finance and Director of Distribution of Honeywell Europe.
                                Mr. Ferrari holds a degree as a chartered
                        accountant from the Catholic University of Milan, Italy.
                        He is on the Board of Governors of the National
                        Electrical Manufacturers Association and the European
                        American Industrial Council located in Belgium. He is also a member of the Board of Directors of the National
                        Association of Manufacturers.

[PHOTO]
DIRECTOR SINCE 1990     RICHARD M. KOVACEVICH, age 54, is the Chairman and Chief
                        Executive Officer of Norwest Corporation, in
                        Minneapolis, a holding company for banking institutions.
                        Mr. Kovacevich joined Norwest Corporation as Vice
                        Chairman of the Board and Chief Operating Officer of the Banking Group in March 1986, became President and Chief
                        Operating Officer of the Norwest Corporation on January
                        1, 1989, became President and Chief Executive Officer of
                        Norwest Corporation on January 1, 1993 and assumed the additional position of Chairman on May 1, 1995.
                                Before joining Norwest Corporation, Mr.
                        Kovacevich was group executive and a member of the policy committee of Citicorp in New York. Previously, he was in charge of Citibank USA, including its nationwide
                        MasterCard and Visa division and its New York City banking division.
                                Mr. Kovacevich holds a bachelors and a masters
                        degree in industrial engineering and a masters of business administration degree, all from Stanford
                        University.
                                He also serves as a director of Dayton Hudson
                        Corporation, PETsMART, Inc., ReliaStar Financial Corp.
                        and The Bankers Roundtable. He also is vice chairman of the American Bankers Council, vice chairman of the board of the Greater Minneapolis Metropolitan Housing
                        Corporation, director and vice president of the Walker
                        Art Center, director and member of the executive committee of the Minnesota Business Partnership, Inc., and 1998 vice chair of Leadership Giving for the United
                        Way of Minneapolis Area.

[PHOTO]
DIRECTOR SINCE 1991     DOUGLAS W. LEATHERDALE, age 61, is Chairman, President
                        and Chief Executive Officer of The St. Paul Companies,
                        Inc., a worldwide property and liability insurance organization, having served in such capacity since 1990.
                        Mr. Leatherdale joined The St. Paul Companies in 1972 and has held numerous executive positions with the Company, including President and Chief Executive
                        Officer, Executive Vice President and Senior Vice
                        President of Finance. Before joining The St. Paul
                        Companies, Mr. Leatherdale was employed by the Lutheran
                        Church of America in Minneapolis where he served as Associate Executive Secretary on the Board of Pensions.
                        Prior to his four years at the Lutheran Church of America, he served as Investment Analyst Officer at Great West Life Assurance Company in Winnipeg.
                                A native of Canada, Mr. Leatherdale attended
                        United College in Winnipeg and later completed additional studies at Harvard Business School and the University of California-Berkeley.
                                Mr. Leatherdale also serves as a director of The
                        John Nuveen Company and United HealthCare Corporation.
                        He is also vice chairman of the board of directors and a trustee of Carleton College. He is a member of the Twin
                        City Society of Security Analysts and the Financial
                        Executive Institute.

[PHOTO]
DIRECTOR SINCE 1985     A. PATRICIA SAMPSON, age 49, currently operates The
                        Sampson Group, Inc., a management development and strategic planning consulting business. Prior to that she served as a consultant with Dr. Sanders and Associates, a management and diversity consulting company. Prior to her current endeavors, Ms. Sampson served as Chief Executive Officer of the Greater
                        Minneapolis Area Chapter of the American Red Cross from
                        July 1993 until January 1, 1995. She also previously served successively as Executive Director from October
                        1986 until July 1993, Assistant Executive
                        Director-Services (April 1985), and Assistant Manager
                        (July 1984) of the Greater Minneapolis Area Chapter.
                        Prior to the above, she served as the Director of Service to Military Families and Veterans and Director of Disaster Services for the St. Paul Area Chapter of the American Red Cross.
                                Mrs. Sampson received a masters degree from the
                        University of Pennsylvania and a bachelors degree from Youngstown State University.
                                She is a director on the Minnesota Women's
                        Economic Roundtable and the Utility Women's Conference
                        Board. She is active in Christian education. She previously served on the boards of the Greater
                        Minneapolis Area United Way, Minneapolis Urban League and the Minnesota Orchestral Association.

                 CLASS I -- DIRECTORS WHOSE TERMS EXPIRE IN 1999

[PHOTO]
DIRECTOR SINCE 1974     W. JOHN DRISCOLL, age 68, was associated with the Rock
                        Island Co. in St. Paul, a private investment company, from 1973 until his retirement as Chairman and Chief
                        Executive Officer in 1994. From 1978 to 1986, Mr.
                        Driscoll was Chairman and a director of First National
                        Bank in Palm Beach, Florida. In 1967, he was a co-founder of the Minnesota North Stars National Hockey
                        League team and served as its Chairman until 1978.
                        Earlier, he was General Manager of the Rock Island
                        Corp., a retail lumber, wood millwork and particle board manufacturer and distributor, and worked in sales and sales management for the Weyerhaeuser Co., a wood products firm.
                                He earned a bachelors degree at Yale University.
                        He served in the Marine Corps from 1951 to 1954, which included a tour of duty in Korea.
                                Mr. Driscoll also serves as a director of
                        Comshare, Inc., The John Nuveen Company, The St. Paul
                        Companies, Inc., and Weyerhaeuser Co.
                                Also active in the community, he is a former
                        chairman of the Northwest Area Foundation; former chairman and a life trustee of the Minneapolis Society of Fine Arts; a former chairman and honorary trustee of Macalester College, St. Paul; and a trustee and former president of the Minnesota Landscape Arboretum
                        Foundation.

[PHOTO]
DIRECTOR SINCE 1978     DALE L. HAAKENSTAD, age 69, retired in 1989 as President
                        and Chief Executive Officer at Western States Life
                        Insurance. He began his career there in 1949, became
                        Executive Vice President and Actuary in 1963, President in 1968, Chairman and Chief Executive Officer in 1981 and, in 1986, President and Chief Executive Officer.
                                Mr. Haakenstad attended North Dakota State
                        University at Fargo and earned a bachelors degree from the University of Michigan.
                                Mr. Haakenstad serves the Red River Valley
                        community as trustee and committee chairman of the North
                        Dakota State University Development Foundation. He is also a director of the Pelican Group of Lakes
                        Improvement District. His professional associations include the American Council of Life Insurance, Society of Actuaries and American Academy of Actuaries.

[PHOTO]
DIRECTOR SINCE 1987

                        JAMES J. HOWARD, age 62, is Chairman, President and Chief Executive Officer of NSP and has served in such capacity since December 1, 1994. Mr. Howard graduated from the University of Pittsburgh, receiving a bachelor's degree in 1957. He was awarded a Sloan Fellowship to the Massachusetts Institute of Technology and received a master of science degree in 1970.
                                Mr. Howard was president and chief operating
                        officer of Ameritech, the Chicago-based parent of the Bell companies serving Illinois, Indiana, Michigan, Ohio and Wisconsin, prior to joining NSP as its president and chief executive officer in 1987. Mr. Howard has served as NSP's chairman of the board and chief executive officer since 1988, and in 1994, was also named president.
                                Mr. Howard is also a director of Walgreen
                        Company, Ecolab Inc., Honeywell, Inc., ReliaStar Financial and the Federal Reserve Bank of Minneapolis. He also serves on the board of overseers for the Carlson School of Management, University of Minnesota, the Board of Trustees for the University of St. Thomas, and the Board of Visitors for the University of Pittsburgh, Joseph M. Katz School of Business.
                                Mr. Howard is former chairman and a board member
                        of the Edison Electric Institute and current chairman of the Nuclear Energy Institute, both located in Washington DC.
                                Mr. Howard serves the community as a board
                        member and past chairman (1994-1995) of the United Way of Minneapolis Area; the Minnesota Business Partnership; the Jeremiah Program; Capitol City Partnership; the Minneapolis Center for Corporate Responsibility; and the Danny Thompson Memorial Leukemia Foundation.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     There are four committees of the Board of Directors whose duties and responsibilities are described below.

     THE CORPORATE MANAGEMENT COMMITTEE has responsibility for Board organization, director selection and compensation, senior management organization, performance and compensation, corporate structure, mergers and acquisitions, human resource policies, corporate ethics and long-range planning and strategy for the Company. Current members of the Committee are W. John Driscoll (Chairman), David A. Christensen, Douglas W. Leatherdale and Margaret
R. Preska. The Committee held three meetings during 1997.

     Any shareholder may make recommendations to the Corporate Management Committee for membership on the Board of Directors by sending a written statement of the qualifications of the recommended individual to the Secretary, Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

     THE AUDIT COMMITTEE has responsibility for overseeing internal and external audit activities. In performing these functions, the Committee reviews auditing activities by internal and external auditors; financial reporting, internal controls and accounting policies and practices; matters affecting protection and recovery of assets of the Company; and oversight of the management of assets of dedicated funds, including ERISA plans and nuclear decommissioning funding. Current members of the Committee are A. Patricia Sampson (Chairperson), H. Lyman Bretting, Dale L. Haakenstad and Richard M. Kovacevich. The Committee held three meetings during 1997.

     THE POWER SUPPLY COMMITTEE has responsibility for oversight and recommendations for all generation requirements for the Company, including nuclear, hydro, coal and alternative sources of power supply; bulk power supply planning; power supply permits and license compliance; major power supply facility construction and construction budgets; nuclear plant safety, reliability and operations. Current members of the Committee are David A. Christensen (Chairman), W. John Driscoll, Giannantonio Ferrari, Douglas W. Leatherdale and Margaret R. Preska. The Committee held three meetings during 1997.

     THE FINANCE COMMITTEE has responsibility for oversight and recommendations regarding the financial management of the Company. In performing these functions, the Committee oversees corporate capital structure, capital budgets and financial plans, dividend policy and dividend recommendations, insurance coverages, banking relationships and investor relations. Current members of the Committee are Richard M. Kovacevich (Chairman), H. Lyman Bretting, Giannantonio Ferrari, Dale L. Haakenstad, and A. Patricia Sampson. The Committee held three meetings during 1997.

DIRECTOR MEETINGS

     There were 9 meetings of the Board of Directors in 1997. Each director attended at least 80% of the total number of meetings of the Board and Committees on which such director served during 1997.

DIRECTOR COMPENSATION

     Employees of the Company receive no separate compensation for service as a director. During 1997, directors not employed by the Company received a $20,000 annual retainer, or a pro rata portion thereof if service was less than 12 months, $1,200 for attendance at each Board meeting and $1,000 for each Committee meeting attended, and a grant of stock equivalent units under the Stock Equivalent Plan for Non-Employee Directors established in 1996 and described below. A $2,500 annual retainer was paid to each elected Committee Chairperson. Prior to January 1, 1998, directors also were eligible to participate in a retirement plan which continued payment of the director's retainer at 1.2 times the rate in effect for the calendar quarter immediately preceding the director's retirement. Effective January 1, 1998, certain changes were made to the directors' compensation program, including an increase in the amount of the annual retainer to $25,000 and an increase in the Committee meeting fee to $1,200. The remaining changes in the directors' compensation program are discussed below.

     In 1996, a Stock Equivalent Plan for Non-Employee Directors (the "Stock Equivalent Plan") was established to more closely align directors' interests with those of NSP's shareholders. Under the Stock Equivalent Plan, directors may receive an annual award of stock equivalent units with each unit having a value equal to one share of common stock of the Company. Stock equivalent units do not entitle a director to vote and are only payable as a distribution of whole shares of the Company's common stock upon a director's termination of service. The stock equivalent units fluctuate in value as the value of common stock of the Company fluctuates. Additional stock equivalent units are accumulated upon the payment of and at the same value as dividends declared on common stock of the Company. On June 26, 1997, non-employee directors received an award of
97.859 stock equivalent units totaling approximately $5,000 in cash value. Additional stock equivalent units were accumulated during 1997 as dividends were paid on common stock of the Company. The number of stock equivalents for each non-employee director is listed in the share ownership chart which is set forth below. For 1998, each non-employee director will receive an award of stock equivalent units totaling approximately $20,800 in cash value. This cash value amount reflects the $5,000 award included in the Stock Equivalent Plan prior to January 1, 1998, the amount of $9,700 which replaces the directors' retirement plan compensation as discussed below, and an additional amount of $6,100 to raise the overall compensation for directors to a competitive level.

     As stated previously, prior to January 1, 1998, directors were eligible to participate in a retirement plan which continued payment of the director's retainer at 1.2 times the rate in effect for the calendar quarter immediately preceding the director's retirement. Benefits under the retirement plan continued for a period equal to the number of calendar quarters served on the Board, up to 40 calendar quarters. As part of its continuing effort to align directors' interests with those of NSP shareholders, effective January 1, 1998, the Company suspended the retirement plan. Directors who retired prior to January 1, 1998 will continue to receive their benefits under the retirement plan. Active non-employee directors were given a one-time irrevocable option to remain in the retirement plan and receive their accrued benefits under the retirement plan or to cease participation in the retirement plan and instead receive a one-time grant of stock equivalent units equal to the value of their accrued benefits on December 31, 1997. Mr. Bretting, Mr. Christensen, Mr. Driscoll, Mr. Kovacevich, Mr. Leatherdale, Dr. Preska and Mrs. Sampson elected to convert the value of their accrued benefits under the retirement plan and received 3101.774, 4652.662, 4652.662, 3101.774, 2688.204, 4135.699 and 4135.699
stock equivalents, respectively. Mr. Haakenstad elected to remain under the retirement plan and will receive his retirement benefits in accordance with the plan.

     Finally, directors may participate in a deferred compensation plan which provides for deferral of director retainers and meeting fees until after retirement from the Board of Directors. Effective January 1, 1998, the Stock Equivalent Plan has been amended to permit a director to defer director retainer and meeting fees into the Stock Equivalent Plan.

       SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

     The following table lists the beneficial ownership of NSP common stock owned as of March 2, 1998, by (i) the Company's directors and nominees, (ii) the executive officers named in the Summary Compensation Table that follows and
(iii) all the directors and executive officers of the Company as a group. None of these individuals own any shares of NSP Preferred Stock.

                                                                         ACQUIRABLE
                                                         STOCK             WITHIN       RESTRICTED
     NAME OF BENEFICIAL OWNER        COMMON STOCK    EQUIVALENTS(1)      60 DAYS(2)        STOCK       TOTAL
---------------------------------    ------------    --------------      ----------     ----------    -------
H. Lyman Bretting ...............        1,416             3,101                --            --        4,517
David A. Christensen ............          500             4,870                --            --        5,370
W. John Driscoll ................        2,000             4,870                --            --        6,870
Giannantonio Ferrari ............           --               131                --            --          131
Dale L. Haakenstad ..............          771               217                --            --          988
James J. Howard .................       25,934                --           116,067        19,342      161,343
Richard M. Kovacevich ...........        1,000             3,319                --            --        4,319
Douglas W. Leatherdale ..........          300             3,096                --            --        3,396
Margaret R. Preska ..............          600             4,353                --            --        4,953
A. Patricia Sampson .............          433             4,353                --            --        4,786
Paul E. Anders ..................           --                --                --                         --
Edward J. McIntyre ..............        9,397                --            38,366         4,571       52,334
Loren L. Taylor .................        5,796                --            25,224         4,083       35,103
Edward L. Watzl .................        5,434                --            13,225         3,023       21,682
Directors and executive
 officers as a group ............


(1) Represents stock units awarded under the Stock Equivalent Plan for Non-employee Directors as of March 2, 1998.

(2) Represents exercisable options and performance units under the current Executive Long-Term Incentive Award Stock Plan (LTIP) as of March 2, 1998. Options to purchase common stock of the Company which are exercisable within the next 60 days are 114,071 option shares for Mr. Howard, 13,167 option shares for Mr. Watzl, 37,727 option shares for Mr. McIntyre, 24,969 option shares for Mr. Taylor and -0- option shares for Mr. Anders. The number of shares that would have been payable upon the exercise of performance units on March 2, 1998 are: 1,996 for Mr. Howard, 58 for Mr. Watzl, 639 for Mr. McIntyre, 255 for Mr. Taylor and -0- for Mr. Anders.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth cash and non-cash compensation for each of the last three fiscal years ended December 31, 1997, for services in all capacities to the Company and its subsidiaries, to the Chief Executive Officer and the next four highest compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                              ----------------------------------------------  ------------------------------------
                                                                                        AWARDS             PAYOUTS
                                                                              ------------------------    --------
             (a)               (b)      (c)          (d)            (e)          (f)           (g)          (h)          (i)
                                                                                            NUMBER OF
                                                                   OTHER      RESTRICTED    SECURITIES
                                                                   ANNUAL       STOCK       UNDERLYING      LTIP      ALL OTHER
                                                                COMPENSATION   AWARDS         OPTIONS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)(1)      ($)(2)       ($)(3)      AND SARS (#)    ($)(4)      ($)(5)
---------------------------   -----  ---------   -----------    ------------  ----------   -------------   -------   ------------
JAMES J. HOWARD               1997    672,000      197,000        11,705       477,120        17,708          0
Chairman, President &         1996    622,000      401,000         7,610       478,940        15,264          0         20,056
Chief Executive Officer       1995    565,000      400,000         8,476       328,830        15,522          0          5,930

EDWARD J. MCINTYRE            1997    260,000       58,000           961       109,200         5,755          0
Vice President & Chief        1996    241,000      105,000           985       108,450         4,968          0          4,378
Financial Officer             1995    222,000      102,000         3,165        75,369         5,123          0          3,274

LOREN L. TAYLOR               1997    232,000       65,000         1,134        97,440         5,135          0
President, NSP Electric       1996    215,000       84,000         1,312        96,750         4,432          0          5,201
                              1995    200,000       93,000         2,008        67,900         4,615          0         10,763

EDWARD L. WATZL               1997    223,667       63,000         3,077        92,068         3,351          0         12,954
President, NSP                1996    175,000       85,000         1,986        56,000         2,920          0          2,713
Generation                    1995    160,000       82,000           818        38,800         2,989          0          2,733

PAUL E ANDERS(6)              1997    183,334      236,000        12,651             0             0          0
Vice President and
Chief Information
Officer


--------------------

(1) This column consists of awards made to each named executive under the Company's current Annual Executive Incentive Compensation Plan and, with respect to Mr. Anders, also includes an additional payment of $150,000 to replace certain incentive compensation opportunities that Mr. Anders forfeited when he left his previous employer and a $50,000 payment in lieu of a restricted stock grant.

(2) This column consists of reimbursements for taxes on certain personal benefits received by the named executives.

(3) Amounts shown in this column reflect the market value of the shares of restricted stock awarded under the LTIP, and are based on the closing price of the Company's common stock on the date that the awards were made. Restricted shares earned for 1997 under the Company's LTIP were granted on January 28, 1998 based on the performance period ending September 30, 1997. As of December 31, 1997, the named executives held the following as a result of grants under the LTIP: Mr. Howard held 14,302 restricted shares at a market value of $833,091; Mr. McIntyre held 3,248 restricted shares at a market value of $189,196; Mr. Anders held -0- restricted shares at a market value of $0; Mr. Taylor held 2,905 restricted shares at a market value of $169,216 and Mr. Watzl held 1,676 restricted shares at a market value of $97,627. The restricted stock awards vest one year after the date of grant with respect to fifty (50%) of the shares and two years after such date with respect to the remaining shares, conditioned upon the continued employment of the recipient with the Company. Regular dividends are paid on the restricted shares.

     Mr. Watzl received an additional 1,600 shares of restricted stock during 1994, which as of December 31, 1997, had a market value of $56,046. These additional shares vested with respect to 50% of the shares on October 26, 1996. The remainder of the shares will vest on October 26, 1998.

     The total number of restricted shares awarded during the years 1995, 1996 and 1997 are as follows: 21,909 shares for Mr. Howard, 5,135 shares for Mr. McIntyre, -0- shares for Mr. Anders, 4,290 shares for Mr. Taylor and
     2,179 shares for Mr. Watzl.

(4)  The Company had no LTIP payouts in 1997.

(5) This column consists of the following: $________ was contributed by the Company for the Employee Stock Ownership Plan (ESOP) for each named executive officer (the Company contribution on behalf of all ESOP participants, including the named executive officers, was equal to ______% of their covered compensation); the value to each named executive of the remainder of insurance premiums paid under the Officer Survivor Benefit Plan by the Company: $15,656 for Mr. Howard, $679 for Mr. McIntyre, $3,000 for Mr. Watzl, $500 for Mr. Taylor and $-0- for Mr. Anders;

     imputed income as a result of life insurance paid by the Company on behalf of each named executive: $3,417 for Mr. Howard, $519 for Mr. McIntyre, $943 for Mr. Watzl, $623 for Mr. Taylor and $473 for Mr. Anders; Company matching 401(k) plan contribution of $900 to each named executive; and, earnings accrued under the Company Deferred Compensation Plan to the extent such earnings exceeded the market rate of interest (as prescribed pursuant to the SEC rules), which was $1,506 for Mr. Howard, $7,461 for Mr. McIntyre, $8,111 for Mr. Watzl, $12,202 for Mr. Taylor and $-0- for Mr. Anders.

(6)  Mr. Anders joined the Company in May 1997.

                  OPTIONS AND STOCK APPRECIATION RIGHTS (SARS)

     The following table indicates for each of the named executives (i) the extent to which the Company used stock options and SARs for executive compensation purposes in 1997 and (ii) the potential value of such options and SARs as determined pursuant to the SEC rules.

                        OPTIONS AND SARS GRANTED IN 1997

----------------------------------------------------------------------------------------------------------
                                                                                    POTENTIAL REALIZABLE
                                                                                            VALUE
                                                                                   AT ASSUMED ANNUAL RATES
                                                                                       OF STOCK PRICE
                                                                                         APPRECIATION
                                 INDIVIDUAL GRANTS                                     FOR OPTION TERM
--------------------------------------------------------------------------------   -----------------------
     (a)                   (b)              (c)            (d)           (e)           (f)          (g)
                                        % OF TOTAL
                                        OPTIONS AND
                        OPTIONS/           SARS         EXERCISE
                          SARS          GRANTED TO      OR BASE
                       GRANTED(1)        EMPLOYEES        PRICE       EXPIRATION
    NAME                  (#)             IN 1997        ($/Sh)          DATE         5%($)(2)        10%($)(2)
-----------         --------------      -----------     --------      ----------     ---------        ---------
J. Howard           17,708 options         6.18%        47.4375        01/22/07          528,286        1,338,781
E. McIntyre          5,755 options         2.01%        47.4375        01/22/07          171,690          435,096
E. Watzl             3,351 options         1.17%        47.4375        01/22/07           99,971          253,346
L. Taylor            5,135 options         1.79%        47.4375        01/22/07          153,193          388,222
P. Anders                0 options            0%           N/A             N/A               N/A              N/A
All Shareholders(3)           N/A           N/A            N/A             N/A     5,336,600,601    8,497,644,565

------------------
(1) Options were granted on January 22, 1997 and vested on January 22, 1998. No SARs were awarded for 1997.

(2) The hypothetical potential appreciation shown in columns (f) and (g) for the named executives is required by the SEC rules. The amounts in these columns do not represent either the historical or anticipated future performance of the Company's common stock level of appreciation.

(3) Potential realizable values during the ten year period commencing January 22, 1997, are based on the market price ($47.4375) and the outstanding shares (69,063,712) of common stock of the Company on that date.

     The following table indicates for each of the named executives the number and value of exercisable and unexercisable options and SARs as of December 31, 1997.

                   AGGREGATED OPTION AND SAR EXERCISES IN 1997
                           AND FY-END OPTION/SAR VALUE

----------------------------------------------------------------------------------------------------------------
     (a)             (b)            (c)                    (d)                                (e)
                                                  NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-MONEY
                    SHARES                    OPTIONS AND SARS AT 12/31/97            OPTIONS AND SARS AT
                 ACQUIRED ON     REALIZED       (#) -- EXERCISABLE (ex)/       12/31/97 ($) -- EXERCISABLE (ex)/
NAME             EXERCISE(#)     VALUE($)         UNEXERCISABLE (unex)               UNEXERCISABLE (unex)*
-------------    -----------     --------     ----------------------------     ---------------------------------
J. Howard           N/A            N/A                 98,359 (ex)                      1,675,260 (ex)
                                                       17,708 (unex)                      191,468 (unex)

E. McIntyre         N/A            N/A                 32,611 (ex)                        553,368 (ex)
                                                        5,755 (unex)                       62,226 (unex)

E. Watzl            N/A            N/A                  9,874 (ex)                        125,610 (ex)
                                                        3,351 (unex)                       36,233 (unex)

L. Taylor           N/A            N/A                 20,089 (ex)                        292,081 (ex)
                                                        5,135 (unex)                       55,522 (unex)

P. Anders           N/A            N/A                     -- (ex)                             -- (ex)
                                                           -- (unex)                           -- (unex)


------------------
*Share price on December 31, 1997 was $58.25. Unexercisable options were granted on January 22, 1997 at a price of $47.4375. No SARs were granted in 1997.

                      CORPORATE MANAGEMENT COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     CORPORATE MANAGEMENT COMMITTEE. The Committee is composed entirely of outside directors of the Company and makes recommendations to the Board concerning total compensation for executive officers of the Company. The Committee is the sole administrator of the executive annual and long-term incentive plans with full authority to establish and interpret the terms of the plans and to make payment of the awards.

     COMPENSATION STRATEGY. NSP's executive compensation goals for 1997 were:
(i) to provide a competitive compensation package that enables NSP to attract and retain key executives and (ii) to align the executive's interests with those of NSP's stockholders and with NSP's performance. The 1997 compensation of NSP's executives was comprised primarily of base salary, annual incentive awards and long-term incentive awards.

     To achieve the compensation goal of providing a competitive compensation package, the Committee seeks to set base salary and the target amounts of the annual and long-term awards at the median of a combined group of major utilities and industrial companies (the "Peer Group"). For 1997, the Peer Group consisted of twelve industrial companies, with regional representation and average revenues of $2.6 billion, and twelve utilities, all of which operate nuclear facilities, with average revenues of $3.9 billion. The utilities included in this group are also part of the Edison Electric Institute 100 utilities ("EEI 100") index used in the Total Shareholder Return Comparison in this proxy statement, but all of the companies in such index are not included in the Peer Group for purposes of compensation review. The twenty-four companies in the Peer Group were selected primarily because they are viewed as representative of the types of companies with which NSP competes in attracting and retaining executive officers.

     The annual and long-term portions of an executive's compensation are intended to achieve NSP's goal of aligning an executive's interests with NSP's shareholders and with NSP performance. These portions of an executive's compensation are placed at risk and are limited to the accomplishment of specific results that are designed to benefit NSP's shareholders and NSP, both in the long and short term. As a result, during years of excellent performance, executives are provided the opportunity to earn a highly-competitive level of compensation and, conversely, in years of below-average performance, their compensation may be below competitive levels. Generally, higher level executive officers have a greater level of compensation placed at risk.

     In 1993, a Federal tax law was passed which limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. Compensation increases that reflected market levels of compensation and the regular operation of the Company's incentive plans, fully described below, caused Mr. Howard's 1997 compensation to become partially non-deductible under this law. It is the Committee's intent to maintain the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives. For this reason and the reasons discussed in Proposal No. 3 and Proposal No. 4 herein, the Committee determined that the Company should modify its long-term and annual incentive plans beginning in 1998, so that certain compensation payable thereunder would qualify for the "performance based compensation" exception to the $1,000,000 deduction limit, thereby ensuring that, beginning in 1998 for the annual plan and beginning in 2001 for the long-term plan, such compensation will be deductible under the Code.

     Accordingly, the Board has amended, effective January 1, 1998, its current long-term incentive plan and adopted, effective January 1, 1998, a new annual incentive plan, in each case subject to shareholder approval at this Annual Meeting.

     BASE PAY. The level of base pay is not directly related to the Company's financial performance. Instead, target levels for base pay are established for each executive officer based on the median base pay level for that position within the Peer Group. The target level of base pay is subject to some adjustment (15% either way) to reflect individual and corporate performance. In deciding whether to make base pay adjustments, the Corporate Management Committee considers the base pay target level established for each officer, the general contribution of each officer to overall corporate performance and the achievement level of specific annual goals established for each officer. While individual, business area and corporate goals are considered regarding base pay adjustments, achievement of these goals is primarily rewarded through the Company's annual and long-term incentive programs. Generally, in 1997 base pay levels for executive officers, including Mr. Howard, were increased in accordance with comparable market movement as reflected within the Peer Group and solid individual and corporate performance results during 1996. The 1997 base pay amounts for the named executives are reflected in the salary column of the Summary Compensation Table.

     ANNUAL INCENTIVE. For 1997, annual incentive awards for the executive officers were made in accordance with the Company's Executive Incentive Compensation Plan (the "Plan"). Under the Plan, annual incentive awards were established with target awards (expressed as a percentage of base pay) commensurate with annual incentive awards for comparable positions at the median level within the Peer Group. In 1997, target awards for executive officers ranged from 30% to 50% of their base pay. Individuals could realize from 0% to 188% of their target awards dependent on the performance of the Company, the individual and the individual's group in certain predetermined areas. These areas were Company financial performance (based on EPS), customer satisfaction, service reliability, price of product, safety and individual performance. The awards given to the CEO, the President-NSP Generation and the Vice-President-Nuclear Generation also were dependent on performance specifically with respect to nuclear safety. The weight accorded particular performance areas varied by executive. Generally, financial performance accounted for 20% to 25% of an executive's target incentive award. All of the other areas accounted for between 10% and 30% of the target awards. Based on NSP and individual performance, executives received from 35% to 85% of their targeted incentive awards in 1997. The annual awards paid for 1997 are reflected in the bonus column of the Summary Compensation Table.

     Mr. Howard's annual incentive award payout for 1997 was $197,000, as shown in the Summary Compensation Table. The determination of this amount was based on the criteria set forth above for the other executive officers. In particular, Mr. Howard's target incentive award was 50% of his base pay and was based 25% on financial performance, 10% on safety, 10% on nuclear safety, 15% on customer satisfaction, 15% on price of product, 15% on reliability and 10% on individual performance.

     LONG-TERM INCENTIVE. For 1997, long-term incentive awards for executive officers were determined in accordance with the current Executive Long-Term Incentive Award Stock Plan (the "LTIP") and were generally set at target levels commensurate with the median level for comparable positions within the Peer Group. The LTIP permits the granting of non-qualified stock options and restricted common stock to key employees. One of the goals of the LTIP is to align key employees' long-term interests with those of NSP's shareholders through the use of stock ownership and long-term financial performance goals.

     The Corporate Management Committee made one grant of stock options during 1997 to each of the named executive officers. Option grants were positioned at a level which generally equated to the average grant levels awarded to executives in comparable positions in the Peer Group. The number of shares subject to option was not affected by the number of shares previously awarded to such executives. These options were not exercisable until one year after their grant, and will remain exercisable for nine years. Stock options were granted with an exercise price of 100% of the fair market value of the stock on the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Company's stock when the Company's shareholders are similarly benefited.

     Target awards of restricted stock (measured as a percentage of base pay) were established for each executive at levels consistent with median levels for comparable positions within the Peer Group. In 1997, actual awards ranged from 30% to 71% of the executive's base pay. Restricted stock is actually granted, however, only if the Company achieves a certain level of financial performance, as measured by the Company's return on common equity ("ROE") for the three year period then ending, as compared to the three year average ROE of the EEI 100 index (the same index used for purposes of comparing shareholder return.) No restricted stock awards are made unless the Company's three year average ROE is at least equal to the median of the EEI 100 index, thereby prohibiting restricted stock awards when NSP performance does not surpass the median performance of utilities in the index. If NSP's ROE is 0.5% or more above the index median, 100% of the target will be granted. Partial payout of restricted stock will be made for ROE levels between the median and 0.5% above the median. For the 1997 performance period, NSP's ROE was .87% above the median, resulting in a payout of 119% of the target award. The stock awards are restricted so that 50% of the shares awarded become available one year following the grant and the remaining 50% becomes available after two years. The restricted stock awards reinforce the tie to shareholder returns, and the restrictions encourage the retention of qualified executives.

     In 1997, Mr. Howard received an option for 17,708 shares. For 1997, Mr. Howard also received 8,871 shares of restricted stock (71% of his base pay). These amounts were determined as described above for other executive officers. The terms of the options and restricted stock are the same as for other executive officers.

     OTHER BENEFITS. Other benefits provided to executives generally are not tied to the Company's financial performance. Rather, these benefits are primarily designed to attract and retain executives. Among the benefits provided by the Company in 1997 to its executives are contributions to the Employee Stock Ownership Plan (at % of the individual's covered compensation - the same rate applied to all other ESOP participants), Company paid life insurance in an amount equal to 2 times base pay and benefits provided under the NSP Deferred Compensation Plan and the NSP Excess Benefit Plan that make up for pension benefits that can not be paid under the Company's qualified defined benefit pension plan due to Internal Revenue Code limitations and the exclusion of certain elements of pay from pension-covered earnings. The level of retirement benefits provided by these plans in the aggregate is reflected in the Pension Plan Table.

     Executive officers, including the named executive officers, may receive severance benefits in accordance with the NSP Senior Executive Severance Policy, which is described in more detail under the section below entitled "Severance Arrangements."

     CONCLUSION. The Committee believes that the Company's executive compensation package, with the amendments to the LTIP and the adoption of the new annual plan described in Proposal No. 3 and Proposal No. 4, effectively serves the interests of the Company and its shareholders. The balance of base pay, and annual and long-term incentives provides increased motivation to executives to contribute to and participate in the Company's long-term success. The Committee is dedicated to ensuring that the Company's total compensation package continues to meet the needs of the Company and shall monitor and revise compensation policies as necessary.

     W. JOHN DRISCOLL, CHAIRMAN                    DOUGLAS W. LEATHERDALE
        DAVID A. CHRISTENSEN                         MARGARET R. PRESKA

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James J. Howard, Chairman and Chief Executive Officer of the Company is a member of the Board of Directors of Honeywell, Inc. and serves on Honeywell's Personnel Committee. Giannantonio Ferrari became a member of the Company's Board of Directors in October 1997. Mr. Ferrari is the President and Chief Operating Officer of Honeywell. Since Mr. Ferrari joined the Company's Board of Directors, Mr. Howard has abstained from voting on all matters considered by Honeywell's Personnel Committee dealing with Mr. Ferrari's compensation. Mr. Ferrari is not a member of the Corporate Management Committee of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors and executive officers are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common and preferred stocks and certain subsequent acquisitions, dispositions or other transfers of interest in such securities. The Company is required to disclose whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based solely upon a review of these reports and written representations that no additional reports were required to be filed in 1997, the Company believes that all reports were filed on a timely basis except that Mr. Paul E. Anders, Vice President and Chief Information Officer, filed his initial ownership report late.

                       TOTAL SHAREHOLDER RETURN COMPARISON

     The graph below compares the cumulative total shareholder return on the Company's common stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index, the Edison Electric Institute 100 utilities index (EEI 100), and the Edison Electric Institute Combination Gas and Electric index (EEI G&E) over the same period (assuming the investment of $100 in each vehicle on December 31, 1992 and reinvestment of all dividends).

CUMULATIVE 5 YEAR VALUE

                              [PLOT POINTS GRAPH]

                                        1992     1993     1994     1995     1996      1997
NSP ................................    $100     $105     $114     $135     $134     $179
EEI 100 ............................    $100     $111     $ 98     $129     $130     $166
EEI Combination Gas & Electric......    $100     $112     $ 97     $124     $123     $159
S&P 500 ............................    $100     $110     $112     $153     $188     $251


     The Company has elected to add the EEI G&E index to this return comparison so that the Company's performance can be analyzed against other companies which provide both electric and gas service, as does the Company. The EEI G&E index consists of 40 companies, which are all included in the EEI 100 index of companies. The remainder of the companies in the EEI 100 index provide electric service only, but provide a broader measure of industry performance.

                               PENSION PLAN TABLE

     The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years:

                            ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
                ---------------------------------------------------------------------------------
    AVERAGE                                     YEARS OF SERVICE
 COMPENSATION   ---------------------------------------------------------------------------------
  (4 YEARS)          5             10            15            20            25            30
-------------   -----------   -----------   -----------   -----------   -----------   -----------
$   50,000       $  3,500      $  7,000      $ 10,500      $ 14,000      $ 17,500      $ 21,000
   100,000          7,500        15,000        23,000        30,500        38,000        45,500
   150,000         11,500        23,500        35,000        47,000        58,500        70,000
   200,000         16,000        31,500        47,500        63,000        79,000        94,500
   250,000         20,000        39,500        59,500        79,500        99,500       119,000
   300,000         24,000        48,000        72,000        96,000       120,000       143,500
   350,000         28,000        56,000        84,000       112,000       140,000       168,000
   400,000         32,000        64,000        96,500       128,500       160,500       192,500
   450,000         36,000        72,500       108,500       145,000       181,000       217,000
   500,000         40,500        80,500       121,000       161,000       201,500       241,500
   550,000         44,500        88,500       133,000       177,500       222,000       266,000
   600,000         48,500        97,000       145,500       194,000       242,500       290,500
   650,000         52,500       105,000       157,500       210,000       262,500       315,000
   700,000         56,500       113,000       170,000       226,500       283,000       339,500
   750,000         60,500       121,500       182,000       243,000       303,500       364,000
   800,000         65,000       129,500       194,500       259,000       324,000       388,500
   850,000         69,000       137,500       206,500       275,500       344,500       413,000
   900,000         73,000       146,000       219,000       292,000       365,000       437,500
   950,000         77,000       154,000       231,000       308,000       385,000       462,000
 1,000,000         81,000       162,000       243,500       324,500       405,500       486,500

wage base:       $ 65,400


----------------------
     After an employee has reached 30 years of service, no additional years are used in determining pension benefits. The annual compensation used to calculate the average compensation shown in this table is based on the participant's base salary for the year (as shown on the Summary Compensation Table at column (c)) and bonus compensation paid in that same year (as shown on the Summary Compensation Table at column (d); see figure for prior year). The benefit amounts shown are amounts computed in the form of a straight-life annuity. The amounts are not subject to offset for social security or otherwise, except as provided in the employment agreement with Mr. Howard, as described below.

     At the end of 1997, each of the executive officers named in the Summary Compensation Table had the following credited service: Mr. Howard, 10.92 years, Mr. Anders, 0 years, Mr. Watzl, 30.58 years, Mr. McIntyre, 24.83 years and Mr. Taylor, 24.58 years.

     An employment agreement with Mr. Howard provides that he and his spouse, if she survives him, will receive a lump-sum payment equal to the present value of combined benefits from the Pension Plan and supplemental Company payments as though he had completed 30 years of service, less the pension benefits earned from a former employer.

                             SEVERANCE ARRANGEMENTS

     The executive officers of the Company, including the named executives other than Mr. Howard, are participants under the NSP Senior Executive Severance Policy which provides for payment of severance benefits to any participant whose employment is terminated after April 28, 1995, the effective date of the Policy, and prior to April 28, 2000, if the participant's employment is terminated: (i) by the employer, other than for cause, disability or retirement; (ii) as a result of the sale of a business by the employer if the purchaser of the business does not agree to employ the participant on the same terms and conditions as were in effect before the sale, including comparable severance protection; (iii) or by the participant within 90 days after a reduction in his or her salary, a material and adverse diminishment of his or her duties and responsibilities or of the program of incentive compensation and employee benefits covering the participant, or a relocation of the participant by more than 50 miles.

     The severance benefits under the Policy consist of: (i) a cash lump sum payment of three years' salary and annual incentive compensation; (ii) a cash lump sum payment of the actuarial equivalent of the additional retirement benefits the participant would have earned if he or she had remained employed for three more years; (iii) continued medical, dental and life insurance coverage for three years; (iv) outplacement services at a cost of not more than $30,000 or the use of office space and support for up to one year; (v) financial planning counseling for two years; and (vi) transfer of title of the participant's company car, if any, at no cost to the participant. If the foregoing benefits, when taken together with any other payments to the participant, result in the imposition of the excise tax on excess payments under
Section 4999 of the Code, then the severance benefits will be reduced only if the reduction results in a greater after-tax payment to the participant.

                PROPOSAL NO. 2 -- PROPOSAL TO AMEND THE COMPANY'S
                 RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
                  FROM 160 MILLION SHARES TO 350 MILLION SHARES

     On January 28, 1998, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's Restated Articles of Incorporation, as amended, which provides for an increase in the number of shares of authorized Company common stock, par value $2.50 per share ("Common Stock"), from 160 million shares to 350 million shares. As of March 1, 1998, ________ shares of Common Stock were issued and outstanding. Of the ________ shares of Common Stock available for issuance, approximately ________ shares are reserved for issuance under the Company's dividend reinvestment plan, long-term incentive plan and other employee benefit plans and shares having a market value of approximately $19 million (approximately ________ shares based on the market value on March 2, 1998) have been authorized for issuance in connection with the previously announced acquisition of Black Mountain Gas Company, leaving approximately _______ shares authorized, unissued and unreserved.

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding Common Stock of the Company. However, any issuance of additional authorized shares could result in the dilution of each existing shareholder's voting power, and could have the effect of diluting the earnings per share or book value per share of outstanding shares of Common Stock. Holders of Common Stock do not have the preemptive right to subscribe for the purchase of any part of any new or additional issue of stock or securities convertible into stock.

     The Board of Directors believes that it is in the best interest of the Company to increase the authorized shares of Common Stock to provide the Company with flexibility in structuring future financings and achieving other proper corporate purposes, including without limitation, stock splits, stock dividends, financings, acquisitions, providing additional equity incentives to employees, officers or directors, and/or establishing strategic relationships with other companies. Other than the dividend reinvestment plan and the employee benefit plans discussed above, the Company has no current plans to issue shares of Common Stock relating to these or other matters, although the Company from time to time evaluates such matters and acknowledges that one or more could occur in the near term. In particular, it should be noted that the Company evaluates potential stock splits from time to time. If market conditions so warrant and the proposed amendment is approved, the Board of Directors may authorize a stock split at or shortly after the 1998 Annual Meeting.

     If the proposed amendment is approved, the Board of Directors could generally issue such additional shares without further shareholder action, unless such action is then required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The proposed amendment, if adopted, would cause the Company's authorized capital stock to consist of: (i) 350,000,000 shares of Common Stock and (ii) 7,000,000 shares of preferred stock, $100 par value (the "Preferred Stock"). Preferred Stock, 2,000,000 shares of which are currently outstanding, may be issued in the future in such series as may be designated by the Board of Directors. In creating any such series, the Board of Directors has the authority to fix the rights and preferences of each such series with respect to, among other things, the designation, dividend rates and times of payment, redemption price and liquidation price or preference as to assets in voluntary liquidation. The increase in the amount of authorized Common Stock was not proposed with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares of Common Stock for issuance, along with the power of the Board over the terms of the Preferred Stock and certain other provisions, could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. These other provisions include certain provisions of its Restated Articles of Incorporation and the Minnesota Business Corporation Act, which provide for, among other things, cumulative voting for directors, a classified board of directors, control share acquisition and fair price provisions.

     The Company has no knowledge, however, of any effort to accumulate the Company's Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

     VOTE REQUIRED. The affirmative vote of the holders of a majority of (i) the Common Stock, voting separately as a class and (ii) the total voting power present in person or by proxy and entitled to vote is required for the approval of the adoption of the amendment to the Restated Articles of Incorporation, as amended. Abstentions from voting on this matter are treated as votes against, while broker nonvotes are treated as shares not present and entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED.

                PROPOSAL NO. 3 -- PROPOSAL TO APPROVE AMENDMENTS
                      TO THE COMPANY'S EXECUTIVE LONG-TERM
                           INCENTIVE AWARD STOCK PLAN

     On January 28, 1998, the Board approved amendments to the Long-Term Incentive Award Stock Plan (the "Original Long-Term Plan"), which was initially approved by the Board in January 1988 and by the shareholders at the 1989 Annual Meeting. The amendments to the Original Long-Term Plan became effective January 1, 1998, subject to shareholder approval. Such Original Long-Term Plan as so amended is hereinafter referred to as the "Amended Long-Term Plan". The amendments, which are embodied in the Amended Long-Term Plan, include (i) revisions to maintain the Company's tax deduction for certain performance-based compensation, (ii) an increase in the number of shares available for issuance per year from 0.5% of the outstanding Common Stock at the end of the prior year to 1% of the outstanding Common Stock at the end of the prior year and (iii) revisions to provide for accelerated vesting of options and stock appreciation rights and the lapse of restrictions for restricted stock in the event of a change in control of the Company. As with the Original Long-Term Plan, the Amended Long-Term Plan permits a committee of the Board to grant non-qualified stock options, incentive stock options, restricted stock ("Restricted Stock"), stock appreciation rights ("SARs"), and performance awards to key employees.

     The Amended Long-Term Plan has been designed to comply with Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company ("Covered Employees"). Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to ensure that stock awards under the plan will qualify as performance-based compensation, the Amended Long-Term Plan is being submitted to shareholders for approval at the Annual Meeting. While the Company believes that compensation payable pursuant to the Amended Long-Term Plan generally will be deductible for federal income tax purposes, under certain circumstances such as death, disability and change in control, compensation not qualified under
Section 162(m) of the Code may be payable pursuant to the provisions of the Amended Long-Term Plan. By approving the Amended Long-Term Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein.

     Set forth below is a summary of certain important features of the Amended Long-Term Plan, which summary is qualified in its entirety by reference to the actual plan attached as Exhibit A to this proxy statement. All capitalized terms which are not defined herein are defined in the Amended Long-Term Plan.

DESCRIPTION OF THE AMENDED LONG-TERM PLAN

     PURPOSE. The purpose of the Amended Long-Term Plan is to provide a portion of compensation for executives in Common Stock of the Company to emphasize the common interest between them and the shareholders and the need to balance short-term and long-term goals in managing the Company. The total compensation program is designed to be competitive with leading utilities and industry in general to attract and retain key individuals with outstanding abilities.

     ADMINISTRATION. The Amended Long-Term Plan will be administered by the Corporate Management Committee of the Board of Directors of the Company (the "Committee") which has the authority and discretion to select participants, establish the criteria for making awards, determine the time at which awards shall be granted, set the period, terms and conditions for each award, establish the terms and conditions of any loans to participants for stock options and make any other determinations which it believes necessary or advisable for the administration of the Amended Long-Term Plan. The Committee always must have at least three members and its members must be persons who are not eligible to participate in the Amended Long-Term Plan or any similar plan at the time discretion under the Amended Long-Term Plan is exercised, and have not been eligible to participate for at least one year prior thereto.

     NUMBER OF SHARES. The maximum number of shares which may be awarded under the Amended Long-Term Plan in any year is 1.0% of the outstanding Common Stock at the end of the previous calendar year; provided that the number of shares awarded to any participant in any calendar year may not exceed 100,000 shares. Any shares forfeited by a participant after an award will not be counted as shares awarded under the Amended Long-Term Plan until used in a subsequent award. Any options and other awards under the Amended Long-Term Plan that either expire or are settled in cash will not be counted in applying the aggregate share limitation described above. If there is any change in the outstanding Common Stock by reason of a stock dividend or distribution, stock split-up, or by reason of merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for awards under the Plan shall be adjusted by the Committee to give proper effect to such change.

     ELIGIBILITY. All officers and key employees of the Company and its subsidiaries are eligible for selection to participate in the Amended Long-Term Plan. While the persons to whom awards will be made in future years and the amounts and nature of such awards cannot be determined at this time, it is anticipated that approximately 190 officers and key employees will be eligible for participation in the Amended Long-Term Plan in any year. Participants may receive successive awards under the Amended Long-Term Plan, while restrictions on prior awards are still outstanding.

     STOCK OPTIONS AND SARS. The exercise price for any stock options and SARs will be determined by the Committee and may be granted at such price, including cash, common stock, Restricted Stock, or any other consideration in kind, as may be determined by the Committee. Options granted under the Amended Long-Term Plan will be nontransferable, other than by will or the laws of descent and distribution, and will be exercisable during the life of the optionee only by such optionee. Options granted under the Amended Long-Term Plan will not be exercisable more than 121 months after the date of grant.

     The Plan provides for the issuance of SARs, which entitle the recipient to receive, upon exercise, the excess of the fair market value of one share of Common Stock over the exercise price of any option granted in conjunction therewith, or the fair market value of such share at the time of grant. SARs granted in conjunction with an option will have the same term as the underlying option and the option to which the SAR relates will cease to be exercisable upon the exercise of the related SAR.

     An SAR may be granted under the Amended Long-Term Plan either in conjunction with an option grant or separately. An SAR granted in conjunction with an option enables the option holder to realize the value of the option without having to provide what may be a substantial cash payment which would be necessary to exercise the option. The exercise of SARs granted in conjunction with options would require the surrender of the related options. Any amount payable upon exercise of SARs may be paid in cash, in shares of Common Stock, or a combination of cash and shares, as determined by the Committee. For the purpose of the aggregate limitation on the number of shares that may be awarded under the Amended Long-Term Plan, an exercise of an SAR will be treated as an exercise of the related option.

     RESTRICTED STOCK. The Amended Long-Term Plan also provides for the award of Restricted Stock with such terms and conditions as may be established by the Committee in its award; provided that Restricted Stock is not awarded unless applicable performance goals established by the Committee within the time period prescribed by Section 162(m) of the Code are satisfied. These performance goals must be based on the attainment of specified levels of earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, total shareholder return, shareholder value analysis, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures. Such performance goals also may be based on the attainment of specified levels of the Company's performance under one or more of the measures described above relative to the performance of other corporations. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." All Performance Goals must be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. The Committee also may condition the vesting of Restricted Stock awards to participants who are not Covered Employees upon the satisfaction of these or other applicable performance goals. The provisions of Restricted Stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. Unless, otherwise limited by the Committee, the holders of Restricted Stock have voting power for stock currently under restriction. If the recipient of Restricted Stock shall cease to be continuously employed by the Company during any restricted period, the recipient's rights to Restricted Stock not yet vested will be forfeited except upon retirement or death.

     PERFORMANCE AWARDS. Performance awards made pursuant to the Amended Long-Term Plan entitle the recipient to receive future payments of cash or distributions of shares of Common Stock upon the achievement of pre-established performance goals, which may or may not be from among the objective performance measures described above relating to Restricted Stock. Performance goals will be established by the Committee. Performance awards may be granted in conjunction with or separate from stock options granted under the Amended Long-Term Plan.

     CHANGE IN CONTROL. The Plan provides that in the event of a change in control (as defined in the Amended Long-Term Plan) of the Company (i) any SARs and stock options outstanding as of the date of the change in control which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions applicable to Restricted Stock will lapse and such Restricted Stock shall become free of all restrictions and fully vested and (iii) all performance awards will be considered to be earned and payable in full and any restrictions will lapse and such performance awards will be settled in cash as promptly as practicable.

     AMENDMENT, SUSPENSION OR TERMINATION. The Board of Directors generally may amend, suspend or terminate the Amended Long-Term Plan or any portion thereof at any time. No amendment, suspension or termination of the Amended Long-Term Plan by the Board may have the effect of impairing any awards previously granted to a participant unless the participant consents to such impairment.

     RIGHTS OF PARTICIPANTS. A participant in the Amended Long-Term Plan will have no rights under the Amended Long-Term Plan greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and other arrangements to facilitate or ensure payment of the Company's obligations under the Amended Long-Term Plan, provided that such trusts and arrangements are consistent with the unfunded status of the Plan.

     FEDERAL INCOME TAX CONSEQUENCES. The following discussion is intended only as a brief discussion of the federal income tax rules relevant to stock options, SARs, Restricted Stock and performance awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

          1. The award of a nonqualified stock option or SAR will not result in income for federal tax purposes when the award is made. When nonqualified stock options are exercised, the recipient will be deemed to have received ordinary income in the amount equal to the difference between the option price and the market price of the stock on the exercise date. When an SAR is exercised, the recipient will be deemed to receive ordinary income in an amount equal to any cash and/or the market price of any unrestricted shares received.

          When any stock acquired by exercise of an option or SAR is sold, the difference between the amount which was earlier deemed to be income and the sale price of the stock will be treated as a capital gain or capital loss.

          2. When cash or shares of stock are received by a recipient as a performance award, the recipient will be deemed to have received ordinary income equal to any cash and the market value of any stock received at the time of receipt.

          3. A recipient of Restricted Stock normally will not recognize taxable income at the time the stock is granted, unless his rights to part or all of the Restricted Stock are immediately vested. Thereafter, the recipient will recognize ordinary income as the restrictions lapse. The amount of such ordinary income will be equal to the market value of the Restricted Stock (in excess of any amount paid by the recipient) at the time of the lapse. However, the recipient may elect pursuant to Section 83(b) of the Code to recognize ordinary income in an amount equal to the market value of the Restricted Stock (in excess of any amount paid by the recipient) at the time the stock is granted. Any subsequent change in the value of the Restricted Stock would then be treated as capital gain or loss when the stock is sold.

          4. In each of the foregoing cases, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the receipt of cash and stock is initially treated as ordinary income to the recipient.

     Under generally accepted accounting principles, there will be no charge to the income of the Company in connection with the grant or exercise of a stock option that is granted at market value. In the case of below-market options and any SARs, compensation expense would be recorded ratably over the vesting period, with further charges or credits to income based on increases or decreases in the market value of the stock while the option or SAR is outstanding. Compensation expense for Restricted Stock would be recorded ratably over the restricted period.

     NEW PLAN BENEFITS. It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Amended Long-Term Plan if such plan is approved. Such determinations are subject to the discretion of the Committee. However, the benefits and amounts that were paid or allocated under the Original Long-Term Plan with respect to 1998 are described below and for 1997 and prior years are described in the Summary Compensation Table, Option and SAR Grants Table and Aggregated Option and SAR Exercises and FY-End Option/SAR Value Table on pages 11 and 12 of this proxy statement.

     1998 AWARDS. The Committee in January 1998 awarded nonqualified stock options under the Original Long-Term Plan to the following individuals and groups described on page 10 that are presently employees of the Company: Mr. Howard, 16,279 shares; Mr. McIntyre, 6,642 shares; Mr. Taylor, 4,688 shares; Mr. Watzl, 5,470 shares, Mr. Anders, 5,567 shares; all executive officers as a group, 38,646 shares; and all employees (excluding executive officers) 215,834 shares. The nonqualified stock options will become exercisable one year from the date of grant at a purchase price of $53.75 per share. The Committee also decided to make Restricted Stock awards to the following individuals and groups described on page 10 who are currently employees of the Company: Mr. Howard, 8,871 shares, $477,120; Mr. McIntyre, 2,030 shares, $109,200; Mr. Taylor, 1,811 shares, $97,440; Mr. Watzl, 1,711 shares, $92,068; Mr. Anders, 0 shares, $0; all executive officers as a group, ________ shares, $_______ ; and all employees (excluding executive officers), 0 shares, $0. The dollar value of the awards is based on the fair market value of the Common Stock on the date of grant ($53.7813 per share).

     VOTE REQUIRED. The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required for approval of the Amended Long-Term Plan. Abstentions from voting on this matter are treated as votes against, while broker non-votes are treated as shares not present and entitled to vote. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless a different vote is specified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AMENDMENTS TO THE COMPANY'S EXECUTIVE LONG-TERM INCENTIVE AWARD STOCK PLAN.

              PROPOSAL NO. 4 -- PROPOSAL TO APPROVE THE COMPANY'S
                      EXECUTIVE ANNUAL INCENTIVE AWARD PLAN

     In January 1998, the Board adopted, effective January 1, 1998, the Northern States Power Company Executive Annual Incentive Award Plan (the "Annual Plan"). The Annual Plan is intended to replace the Company's existing Executive Incentive Compensation Plan. The Annual Plan will not become effective with respect to individuals who are subject to Section 162(m) of the Code unless the shareholder approval described below is obtained.

     The purpose of the Annual Plan is to provide a significant and flexible economic opportunity to selected officers and salaried employees of the Company and its subsidiaries and other Affiliates (as defined in the Annual Plan) in an effort to reward their individual and group contributions to the Company and more closely link the financial interests of management, shareholders and customers.

     The Annual Plan is designed to take into account Section 162(m) of the Code, which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. In an effort to ensure that compensation payable under the Annual Plan to certain executives will qualify as performance-based compensation that is generally tax-deductible, the Annual Plan is being submitted to shareholders of the Company for approval at the Annual Meeting. While the Company believes compensation payable pursuant to the Annual Plan will be deductible for federal income tax purposes, under certain circumstances such as death, disability and change in control (all as defined in the Annual Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the Annual Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and annual incentive award limits contained therein.

     Set forth below is a summary of certain important features of the Annual Plan, which summary is qualified in its entirety by reference to the actual plan attached as Exhibit B to this Proxy Statement:

     ADMINISTRATION. The Annual Plan will be administered by the Corporate Management Committee, or such other committee of the Company's Board as the Company's Board may from time to time designate (the "Committee"), which, unless the Company's Board determines otherwise, will be composed solely of not less than two "disinterested persons" who qualify as "outside directors" for purposes of Section 162(m) of the Code. The Committee will have sole authority to make rules and regulations relating to the administration of the Annual Plan, and any interpretations and decisions of the Committee with respect to the Annual Plan will be final and binding.

     ELIGIBILITY. The Committee will, in its sole discretion, determine those officers and salaried employees of the Company who shall be eligible to participate in the Annual Plan for a given period of 12 months or less (an "Incentive Period"). These participants will be selected based upon their opportunity to have a substantial impact on the Company's results. Participation in the Annual Plan by a participant during a given Incentive Period does not require continued participation by such participant in any subsequent Incentive Period.

     PLAN FEATURES. The Annual Plan provides for the payment of cash incentive awards to participants designated by the Committee, which payments may be conditioned upon the attainment of pre-established performance goals or upon such other factors or criteria as the Committee shall determine. Such performance goals may be different for each participant. Bonus amounts are determined by multiplying a participant's "Target Incentive Award" by a percentage which varies depending on the extent to which the performance goals or other factors or criteria are satisfied. A participant's Target Incentive Award, in turn, is determined by multiplying such participant's base salary as of the last day of the applicable Incentive Period by a percentage designated by the Committee, in its sole discretion, which percentage need not be the same for each participant (and which may exceed 100%). The Committee may, in its sole discretion, increase or decrease the amount of any incentive awards payable to a participant and may, in recognition of special circumstances, pay incentive awards even if not earned, provided that the Committee cannot increase the amount of any incentive awards payable to certain designated "Covered Employees." Incentive awards payable under the Annual Plan to certain designated "Covered Employees" are subject to special restrictions described in the following section.

     DESIGNATED COVERED EMPLOYEES. The Committee will have the authority, in its sole discretion, to designate certain participants as "Covered Employees" for a specified Incentive Period upon determining that such participants are or are expected to be "covered employees" within the meaning of Section 162(m) of the Code for such Incentive Period. Not more than 90 days after the beginning of the Incentive Period, and, in any event, before 25% or more of the Incentive Period has elapsed, the Committee will establish the performance goals for the bonus award opportunities of these Covered Employees. Such performance goals are to be comprised of one or more of the following measures: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, total shareholder return, shareholder value analysis, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures. Such performance goals also may be based on the attainment of specified levels of performance by the Company under one or more of the measures described above relative to the performance of other corporations. With respect to Covered Employees, all Performance Goals must be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code. Incentive awards payable to Covered Employees are to be calculated in the same manner described in the "PLAN FEATURES" section above, except that subjective individual performance ratings cannot be used to increase the amount of incentive awards payable to Covered Employees. No incentive awards will be paid to Covered Employees if the minimum applicable pre-established Performance Goals are not satisfied, unless the Covered Employee's employment is terminated because of death, disability or change in control. Furthermore, the Committee will have the authority to decrease, but not to increase, the amount of incentive awards otherwise payable to Covered Employees pursuant to pre-established performance goals and payment formulas. The maximum amount payable to any Covered Employee of the Company for any calendar year will be $1,000,000.

     AMENDMENT AND DISCONTINUANCE. The Board will have the right to amend, alter, discontinue or otherwise modify the Annual Plan from time to time, but no amendment will, without the consent of the participant affected, impair any award made prior to the effective date of the modification.

     NEW PLAN BENEFITS. It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Annual Plan if such Plan is approved. Such determinations as to allocations are at the discretion of the Committee and as to receipt of payouts is dependent on future performance. However, the target incentive award levels under the

Annual Plan for 1998 are described below and amounts payable under the existing Executive Annual Incentive Compensation Plan for 1995, 1996 and 1997 are set forth in the bonus column of the Summary Compensation Table on page 11.

     1998 AWARDS. The Committee in January 1998 established target incentive award levels (expressed as a percentage of base salary) under the Annual Plan for the following individuals and groups described on page 10 that are presently employees of the Company: Mr. Howard in an aggregate amount equal to 55% of base salary; for Messrs. McIntyre, Taylor, Watzl and Anders each in an amount equal to 35% of their respective base salaries; and all executive officers as a group in an aggregate amount ranging from 30% to 55% of base salary. These awards were established for the incentive period commencing January 1, 1998 and ending December 31, 1998, and their payout is dependent upon Company performance. Individuals can realize from 0% to 188% of their target awards dependent on the performance of the Company, the individual and the individual's group in certain predetermined areas. These areas are company financial performance (based on EPS), customer satisfaction, price of product, safety, service reliability, and (except for the CEO) individual performance. The awards for the CEO, the President-NSP Generation and the Vice President-Nuclear Generation also are dependent on performance specifically with respect to nuclear safety. The weight accorded particular performance areas varies by executive. Generally, financial performance accounts for 20-50% of an executive's target incentive award. All of the other areas account for between 10-30% of the target awards.

     VOTE REQUIRED. The affirmative vote of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Annual Plan. Abstentions from voting on this matter are treated as votes against, while broker non-votes are treated as shares not present and entitled to vote. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless a different vote is specified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPANY'S EXECUTIVE ANNUAL INCENTIVE AWARD PLAN.

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors has appointed Price Waterhouse LLP as independent auditors of the Company for the year 1998. Price Waterhouse has performed this function for the Company commencing with the fiscal year 1995. Members of the firm will be available at the Annual Meeting of Shareholders to answer questions and to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.


                     PROPOSAL NO. 6 - SHAREHOLDER PROPOSAL

     Marlys Weber, 4657 Colfax Avenue South, Minneapolis, MN 55409, beneficial owner of 89.881 shares of NSP common stock, and Bruce Drew, 4425 Abbott Avenue South, Minneapolis, MN 55410, beneficial owner of 1.378 shares of NSP common stock, have given notice that they intend to present for action at the Annual Meeting the following resolution:


             Shareholder Resolution on Conversion of Prairie Island
                       Nuclear Plant to Natural Gas Plant


Whereas: The Prairie Island plant occupies a vital location in the power grid of NSP, and is important to the local and state economy as well as to NSP's shareholders;

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


Whereas: The continued operation and repair of steam generators at the Prairie Island Nuclear plant has resulted in high maintenance and facility costs to NSP;

Whereas: The inventory of spent nuclear fuel continues to increase through nuclear power operation, and as a result, continues to cause storage issues with the local community as well as the state of Minnesota;

Whereas: NSP has successfully converted the Pathfinder plant in South Dakota from a nuclear power facility to a natural gas power facility;

Whereas: Electricity produced from natural gas can be more cost effective with lower maintenance and waste costs than electricity produced with nuclear reactors;

Therefore be it resolved that the shareholders recommend that the Board of Directors commission a study of the economic feasibility of converting the Prairie Island Nuclear Power Plant to a natural gas power plant, and make available to shareholders such a study with recommendations of Board actions before the next annual meeting.


     THE NSP BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS PROPOSAL.


     No formal study is needed to conclude that the conversion of the Prairie Island Nuclear Generating Plant to a natural gas plant would not be economically feasible for your Company.


     The Company estimates that it would incur in excess of $500 million in capital costs to convert the Prairie Island plant facilities to a natural gas facility. During the conversion process, the cost of replacement power could be as high as $200 million per year. Following the conversion, the Company estimates that it would incur more than $100 million annually to supply fuel to a converted facility -- that's more than 3 times the current annual cost of fuel to Prairie Island. Other costs likely would be incurred due to the advancement of decommissioning of the nuclear portions of the plant, the acceleration of depreciation expenses and ongoing spent fuel management expenses.


     The Company has successfully converted its Pathfinder Plant to a fossil fuel plant. The Pathfinder Plant had previously operated as a nuclear plant from 1964 until 1967, after which it was converted to an oil and gas-fired plant. However, there are great differences between the Pathfinder facility and Prairie Island. First of all, Pathfinder was converted at the end of its useful life; therefore, the economic feasibility was much more favorable for conversion of that plant than for a premature Prairie Island conversion. Second, Pathfinder was a small facility with a maximum capacity output of 90 megawatts; thus, it was much more cost effective to replace that plant's small capacity output with natural gas.


     Since conversion, Pathfinder has been used as a "peaking" facility to supply extra capacity when needed. Pathfinder operates annually at less than 1 percent of the total available hours to produce this peak capacity. Prairie Island, on the other hand, is a "baseload" facility, fundamental to NSP's total energy output. Prairie Island operates in excess of 90% of available hours on an annual basis, with a total output of 1100 megawatts. The replacement of Prairie Island's baseload capacity would require approximately 67 MILLION mcf of natural gas per year -- that's more than 15-20% of the total annual gas usage in the state of Minnesota, as compared to an annual 50 THOUSAND mcf of natural gas used at the Pathfinder plant per year.


     The Prairie Island Nuclear Generating facility is indeed vital to the total energy output at your Company. In 1997, Prairie Island supplied 21.8% of the Company's total energy. And, while storage of nuclear spent fuel from our nuclear operations remains an issue, your Company continues to lead the way to finding a permanent solution and to look for interim alternatives until a permanent solution is found. The costs of maintaining Prairie Island, including its steam generators, have been diligently managed to avoid large expenses over the plant's life. Further, even with those maintenance costs, Prairie Island has proven to be one of the lowest cost producers in the U.S., as confirmed by the September 1997 Utility Data Institute's report on the 1996 Production Costs Operating Steam-Electric Plants.


     While it is technically feasible to convert a nuclear facility into a natural gas facility and while it generally may be more cost effective to construct a NEW gas facility than it is to construct a NEW nuclear plant, your Company's management believes that it is not more cost effective to change an existing, well-managed nuclear facility, like Prairie Island, to a natural gas plant. Information compiled by the Utility Data Institute supports this position, showing that based on 1996 data, combined fuel, maintenance and operational expenses for a U.S. nuclear plant were only $19.25 per megawatt hour
(MWhr), as compared to $34.21 per MWhr for a gas plant. (September 1997 Utility Data Institute's report on the 1996 Production Costs Operating Steam-Electric Plants). What's more, Prairie Island's production costs are well below that national average, with production expenses during 1996 totaling only $13.84 per MWhr.


     The bottom line is if we burden the Prairie Island plant with the additional costs of a conversion to natural gas, the plant will no longer be cost competitive. As described above, the premature conversion of Prairie Island would unnecessarily increase costs by hundreds of millions of dollars annually. A premature conversion of Prairie Island would likely cause NSP to lose its position as a low-cost supplier of electricity and could seriously impair the Company's ability to compete against other electric suppliers in the years ahead, substantially lessening shareholder value. Therefore, based on what is presently known about the costs to the Company to convert Prairie Island, a commissioned study is not necessary to conclude that such a conversion would not be economically feasible for this Company.


     AGAIN, THE NSP BOARD AND MANAGEMENT URGE YOU TO VOTE "NO" ON THIS PROPOSAL.


                            QUORUM AND VOTE REQUIRED

     The presence in person or by proxy, of the holders of a majority of the voting power of the shares of common stock and cumulative preferred stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The proposal for amendments of the Articles of Incorporation to increase the authorized Common Stock requires the approval of a majority of the Common Stock, voting separately as a class, and a majority of the total voting power present in person or by proxy and entitled to vote. Each of the proposals for approval of amendments to the Executive Long-Term Incentive Award Stock Plan, adoption of the Executive Annual Incentive Award Plan, the shareholder proposal and ratification of the selection of outside auditors requires the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote. Abstentions from voting on these matters are treated as votes against, while broker non-votes are treated as shares not present and entitled to vote.

                           1999 SHAREHOLDER PROPOSALS

     Any proposal by a shareholder for the annual shareholder meeting in 1999 must be received by the Secretary of the Company at 414 Nicollet Mall, Minneapolis, Minnesota 55401, not later than the close of business on November 13, 1998. Proposals received by that date will be included in the 1999 Proxy Statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the SEC.

     For a proposal not included in the proxy statement to be properly brought before an annual meeting by a shareholder, the Company's Bylaws provide that the Secretary of the Company must have received written notice thereof not less than 20 or more than 90 days prior to the meeting. The notice must contain (i) a description of the proposed business and the reasons for conducting such business at the annual meeting, (ii) the shareholder's name and record address,
(iii) the class and number of shares beneficially owned by the shareholder, and
(iv) any material interest of the shareholder in such business.

                                 OTHER BUSINESS

     Management does not know of any business, other than that described herein, that may be presented for action at the Annual Meeting of Shareholders. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

Minneapolis, Minnesota                   By order of the Board of Directors
March 13, 1998                                   John P. Moore, Jr.
                                                     SECRETARY

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                         EFFECTIVE AS OF JANUARY 1, 1998

                          NORTHERN STATES POWER COMPANY

                 EXECUTIVE LONG-TERM INCENTIVE AWARD STOCK PLAN

     SECTION 1. PURPOSE. The general purpose of the Northern States Power Company Executive Long-Term Incentive Award Plan (the "Plan") is to create a compensation environment which will attract and retain talented officers and key employees of Northern States Power Company, a Minnesota corporation (the "Company") and its subsidiaries, by providing to employees determined to be eligible ("Participants") with common stock of the Company ("Common Stock") pursuant to awards ("Awards") described herein.

     The specific purposes of the Plan are to:

     (a) Provide a total compensation program which is competitive with general industry programs and also those emerging in the leading utility companies.

     (b) Use a stock based long-term incentive plan to more closely align the interest of NSP's executives with those of the shareholders and to maintain NSP's long-term financial strength so that NSP can take advantage of opportunities that will allow it to provide quality service at the lowest cost possible.

     (c) Provide another element of compensation beyond base salary and annual incentive pay to focus attention on long-term business goals and to reward superior company performance.

     (d) Encourage teamwork and the spirit of cooperation along the executive group.

     SECTION 2. COMMITTEE. The Plan shall be administered by the Corporate Management Committee of the Company's Board of Directors ( the "Committee" ) or any committee designated as its successor for purposes of this Plan. The Committee shall consist of not less than three members of the Board of Directors who are not employees of the Company and all members of the Committee shall be "disinterested persons" as defined in Rule 16b-3 of the General Rules and Regulations under the Security Exchange Act of 1934. To the extent required to comply with the performance-based compensation exemption under Internal Revenue Code ("Code") Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director" as defined therein.

     SECTION 3. COMMITTEE POWERS AND DUTIES. The Committee shall have the authority to make rules and regulations governing the administration of the Plan; to select the eligible employees to whom Awards shall be granted; to determine the type, amount, size and terms of Awards; to determine the time when Awards shall be granted; to determine whether any restrictions shall be placed on shares of Common Stock granted pursuant to any Awards; to authorize the Company to make available loans, on specified terms, to Participants for the purpose of providing funds for the use of Participants in exercising options granted under the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination need not be uniform, and may be made selectively among persons who are eligible to receive Awards under the Plan, whether such persons are similarly situated. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

     SECTION 4. PARTICIPANTS. Participants will consist of such key employees (including officers) of the Company or any of its present or future subsidiaries as the Committee, in its sole discretion, determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Awards may be granted under this Plan to persons who have previously received Awards or other benefits under this or other plans of the Company.

     SECTION 5. AWARDS. Awards may consist of Common Stock transferred to Participants, subject to restrictions as described in Section 6, as additional compensation for service rendered to the Company without any other payment therefor provided that the value of the Common Stock awarded by the Committee to any Participant in a calendar year shall not exceed $1,000,000. The Committee also may make Awards in the form of stock options, stock appreciation rights, performance awards, or any combination of the foregoing provided that the Committee shall not award rights or options to purchase more than 100,000 shares to any Participant in a calendar year. Awards granted under the Plan in any calendar year cannot exceed one percent (1%) of the number of outstanding shares of Common Stock at the end of the previous calendar year. Solely for the purpose of computing the number of shares of Common Stock granted under this Plan, there shall not be counted any shares that have been forfeited. The stock awarded may be previously unissued or stock repurchased by the Company for purposes of this Plan as designated by the Board of Directors. If there is any change in the outstanding Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for Awards under the Plan shall be adjusted by the Committee to give proper effect to such change.

     SECTION 6. RESTRICTED STOCK.

     (a) AWARDS. All Awards shall consist of restricted shares of Common Stock granted pursuant to the Plan and shall entitle the Participant to receive the shares of Common Stock, subject to forfeiture if specified conditions are not satisfied, at the end of a specified period. The shares of Common Stock awarded shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each Award shall be subject to the requirements of this Section
          6. Awards of restricted stock shall be determined by the Committee utilizing performance goals based on one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, total shareholder return, shareholder value analysis, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures; provided, that all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. Such Performance Goals also may be based on the attainment of specified levels of performance of the Company and/or any Affiliates under one or more of the measures described above relative to the performance of other corporations.

     (b) RESTRICTED PERIOD. The Committee shall establish a period (the "Restricted Period") of not less than one year nor more than five years, commencing on the date of award, during which the Participant will not be permitted to sell, transfer, pledge, encumber, or assign the Common Stock subject to the Award. Within these limits, the Committee may provide for the lapse of restrictions in installments or upon the occurrence of certain events where deemed appropriate. Any attempt by a Participant to dispose of restricted shares of Common Stock in a manner contrary to the applicable restrictions shall be void, and of no force and effect.

     (c) RIGHTS DURING RESTRICTED PERIOD. Except to the extent otherwise provided in this Section 6 or under the terms of any restricted stock agreement during the Restricted Period, the Participant shall have all of the rights of a stockholder in the Company with respect to the restricted shares of Common Stock, including the right to vote the shares and to receive dividends and other distributions with respect to the shares unless the Committee shall otherwise determine; provided, that all stock dividends, stock rights, and stock issued upon split-ups or reclassification of shares shall be subject to the same restrictions as the rights, or additional stock are issued, and may be held in custody as provided hereafter in this
          Section 6 until the restrictions thereon shall have lapsed.

     (d) FORFEITURES. Except to the extent otherwise provided in the restricted stock agreement, if the Participant shall cease to be an employee of the Company or any subsidiary, or if any condition established by the Committee for the release of any restrictions shall not have occurred, prior to the expiration of the Restricted Period, all shares of Common Stock then subject to any restrictions shall be forfeited to the Company without any further obligations of the Company to the Participant, and all rights of the Participant with respect to such shares shall terminate.

     (e) CUSTODY. Restricted shares may be held in custody by the Company in an account allocated to the Participant until restrictions applicable to thereto have expired. The Committee may require that any certificates evidencing restricted shares of Common Stock be held in custody by a bank or other institution, or by the Company or any subsidiary, until the restrictions thereon have lapsed. If any certificates are issued for shares still subject to restrictions, the Participant awarded such shares shall deliver to the Company a stock power, endorsed in blank, relating to the restricted shares as a condition of receiving the Award.

     (f) CERTIFICATES. Subject to paragraph (e) above, if a recipient of restricted shares pursuant to an Award shall be issued a certificate or certificates evidencing the shares of Common Stock subject to the restrictions provided as to the applicable Award, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Award, which legend shall be substantially in the following form:

               "The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Northern States Power Company Executive Long-Term Incentive Award Stock Plan and an Agreement entered into between the registered owner and Northern States Power Company, a Minnesota corporation. Copies of such Plan and Agreement are on file in the office of the Secretary, Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota."

     (g) GIFT TO DEPENDENT. Notwithstanding any provision of this Section 6, the Committee may permit a gift of restricted shares to the Participant's spouse, child, stepchild, grandchild, or legal dependent, or to a trust whose sole beneficiary or beneficiaries shall be the Participant and/or any one or more of such persons; provided, that the donee shall have entered into an agreement with the Company pursuant to which the donee agrees that the restricted shares of Common Stock shall be subject to the same restrictions as they were prior to the donation by the Participant.

     SECTION 7. STOCK OPTIONS. A stock option granted pursuant to the Plan shall entitle the optionee, upon exercise, to purchase shares of Common Stock at a specified price during a specified period. Such options will be "nonqualified" for the purposes of Section 422A of the Internal Revenue Code. Options shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each option shall be subject to the following requirements:

     (a) TYPE OF OPTION. Each option shall be identified in the agreement pursuant to which it is granted as a nonqualified option.

     (b) TERM. No option shall be exercisable more than 121 months after the date on which it is granted.

     (c) PAYMENT. The purchase price of shares of Common Stock subject to an option shall be payable in full at the time the option is exercised. Payment may be made in cash, in shares of Common Stock having a fair market value which is not less than the option price on the date of exercise, or by a combination of cash and such shares, or any other consideration in kind, including shares of restricted stock, as the Committee may determine, and subject to such terms and conditions as the Committee deems appropriate.

     (d) OPTIONS NOT TRANSFERABLE. Options shall not be transferable except to the extent permitted by the agreement evidencing such option; provided, that in no event shall any option be transferable by the optionee, other than by will or the laws of descent and distribution, and shall be exercisable during an optionee's lifetime only by such optionee. If, pursuant to the agreement evidencing any option, such option remains exercisable after the optionee's death, to the extent permitted by such agreement, it may be exercised by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance, or otherwise by reason of the optionee's death. Subject to the foregoing, options may be made exercisable in one or more installments, upon the happening of certain events, upon the fulfillment of certain conditions, or upon such other terms and conditions as the Committee shall determine.

     SECTION 8. STOCK APPRECIATION RIGHTS. A stock appreciation right granted pursuant to the Plan shall entitle the holder, upon exercise, to receive a payment equal to the amount by which the fair market value of one share of Common Stock (as determined by the Committee) on the date the right is exercised exceeds the "base amount" established by the Committee for such right on the date it was granted. Stock appreciation rights shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each right shall be subject to the following requirements:

     (a) TYPE OF RIGHT. A stock appreciation right may be granted in tandem with an option granted pursuant to the Plan, or as a "freestanding" right not in tandem with an option.

     (b) TANDEM RIGHTS. Any option granted in tandem with a stock appreciation right shall become nonexercisable upon the exercise of the related right, and any right granted in tandem with an option shall become nonexercisable upon exercise of the related option. Shares of Common Stock subject to an option which becomes nonexercisable by virtue of the exercise of a tandem right shall not be available for subsequent awards under the Plan.

     (c) TERM. No stock appreciation right shall be exercisable more than 121 months after the date on which it is granted.

     (d) PAYMENT. Any amount payable upon the exercise of a stock appreciation right may be paid in cash, in shares of Common Stock having a fair market value which is not more than the amount payable on the date of exercise, or in a combination of cash and such shares, or any other consideration in kind, including shares of restricted stock, as the Committee, in its sole discretion, shall determine.

     (e) RIGHTS NOT TRANSFERABLE. A stock appreciation right shall not be transferable by the holder except to the extent permitted by the agreement evidencing such right; provided, that in no event shall any right be transferable by the holder, other than by will or the laws of descent and distribution, and such right shall be exercisable during the holder's lifetime only by the holder. If, pursuant to the agreement evidencing a stock appreciation right, the right remains exercisable after the holder's death, to the extent permitted by such agreement, it may be exercised by the personal representative of the holder's estate or by any person who acquired the right to exercise such right by bequest, inheritance, or otherwise by reason of the holder's death.

Subject to the foregoing, stock appreciation rights may be made exercisable in one or more installments, upon the happening of certain events, upon the fulfillment of certain conditions, or upon such other terms and conditions as the Committee shall determine.

     SECTION 9. PERFORMANCE AWARDS. Performance Awards made pursuant to the Plan shall entitle the recipient to receive future payments of cash or distributions of shares of Common Stock upon the achievement of pre-established, long-term performance goals. All performance Awards shall be evidenced by agreements in such form as the Committee shall from time to time approve; provided, that each Award shall be subject to the following requirements:

     (a) PERFORMANCE PERIOD. The Committee shall establish with respect to each performance Award a performance period of not fewer than one year, nor more than five years.

     (b) AMOUNT OF AWARDS. The Committee shall establish a value for each performance Award, which value may be expressed in terms of specified dollar amounts or a specified number of shares of Common Stock. Any such value may be fixed or variable in accordance with criteria specified by the Committee at the time of the Award provided that the value of the performance Award awarded by the Committee to any Participant in a calendar year shall not exceed $1,000,000.

     (c) PERFORMANCE OBJECTIVES. The Committee shall establish performance objectives to be achieved with respect to each performance Award during the applicable performance period, determining the extent to which an employee shall be entitled to distributions with respect to such performance Award.

     (d) PERFORMANCE MEASURES. Performance objectives established by the Committee may relate to corporate, subsidiary, unit, or individual performance or any combination thereof, and may be established in terms of growth in gross or net earnings, earnings per share, ratio of earnings to equity or assets, share value, or such other measures or standards as the Committee shall determine. Multiple objectives may be used which have the same or different weighting, and such objectives may relate to absolute performance or to relative performance measured against other companies or businesses, or against other subsidiaries, units, or individuals.

     (e) ADJUSTMENTS. At any time prior to the end of a performance period, the Committee may adjust previously established performance objectives to reflect major unforeseen events such as changes in applicable laws, regulations, or accounting practices; mergers, acquisitions, or divestitures; or other unusual or nonrecurring items of events.

     (f) DISTRIBUTIONS WITH RESPECT TO AWARDS. Following the end of each performance period, the Committee shall determine the extent to which the performance objectives established for such period have been achieved and the amounts of cash or number of shares of Common Stock, if any, that are payable or distributable with respect to performance Awards made with respect to each period. Payments with respect to performance Awards may be made in cash or in shares (based on fair market value at the time of the distribution), or in any combination thereof, as the Committee shall determine. Such payments or distributions may be made in a lump sum or in installments, and shall be subject to such vesting, deferral or other terms and conditions as the Committee may determine.

     (g) NONTRANSFERABILITY. Performance Awards granted under this Plan shall not be assignable or otherwise transferable by the recipient, otherwise than by will or the laws of descent and distribution, and shall be payable during the recipient's lifetime, only to the recipient.

     SECTION 10. AGREEMENTS. Each Award granted pursuant to the Plan shall be evidenced by an agreement setting forth the terms and conditions upon which it is granted. Multiple Awards may be evidenced by a single agreement. Subject to the limitations set forth in the Plan, the Committee may, with the consent of the Participant to whom an Award has been granted, amend any such agreement to modify the terms or conditions governing the Award evidenced thereby.

     SECTION 11. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, combination, or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares of Common Stock subject to an Award, in the option price or value of an Award, or in the maximum number of shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into shares of Common Stock.

     SECTION 12. TENURE. A Participant's right, if any, to continue to serve the Company or its subsidiaries as an officer, employee or otherwise, shall not be enlarged or otherwise affected by the Participant's designation as a Participant under the Plan.

     SECTION 13. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. Subject to the provisions of the agreement evidencing any Award, if the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors of the Company shall have the power to make any arrangement it deems advisable with respect to outstanding Awards and in the number of shares of Common Stock subject to this Plan, which shall be binding for all purposes of this Plan, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards, and the termination of such Awards. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

          (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

          (ii) The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

          (iii) All Performance Awards shall be considered to be earned and payable in full and any other deferral or other restriction shall lapse and such Performance Awards shall be settled in cash as promptly as practicable.

          "Change in Control" shall mean the happening of any of the following events:

          (a) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the

          Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (b) of this definition; or

          (b) The approval by the shareholders of the Company of a reorganization, merger, consolidation, share exchange or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (iii) individuals who were members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (c) The approval by the shareholders of the Company of a complete liquidation or dissolution of the company.

     SECTION 14. EXPENSES OF PLAN. The expenses of administering this Plan shall be borne by the Company and its subsidiaries.

     SECTION 15. RIGHTS AS STOCKHOLDER. Except to the extent otherwise specifically provided herein or in the agreement evidencing the Award, no recipient of any Award shall have any rights as a stockholder with respect to shares of Common Stock sold or issued pursuant to the Plan until certificates for such shares have been issued to such person.

     SECTION 16. GENERAL RESTRICTIONS. Each Award granted pursuant to the Plan shall be subject to the requirement that if, in the opinion of the
Committee:

     (a) the listing, registration, or qualification of any Common Stock related thereto upon any securities exchange or any state or federal law;

     (b)  the consent or approval of any regulatory body; or

     (c) an agreement by the recipient with respect to the disposition of any such shares of Common Stock;

is necessary or desirable as a condition of the issuance or sale of such shares of Common Stock, such Award shall not be consummated unless and until such listing, registration, qualification, consent, approval, or agreement is affected or obtained in form satisfactory to the Committee.

     SECTION 17. WITHHOLDING. If the Company proposes or is required to distribute shares of Common Stock pursuant to the Plan, it may require the Participant to remit to it, or withhold from such Award or from the participant's other compensation, an amount sufficient to satisfy any applicable federal, state, or local tax withholding requirements prior to the delivery of any certificates for such shares of Common Stock.

     SECTION 18. AMENDMENTS. The Board of Directors of the Company may at any time, and from time to time, amend or terminate the Plan provided, that no amendment: (a) increasing the number of shares of Common Stock available for Awards pursuant to the Plan previously established pursuant to shareholder approval; (b) changing the classification of employees eligible to participate in the Plan; or (c) materially increasing the benefits accruing to Participants under the Plan; shall be made without approval by an affirmative vote of shareholders representing at least the majority of the voting power at a duly authorized meeting of shareholders if such affirmative vote is required as a condition of continued exemption of the Plan under Securities and Exchange Commission Rule 16b-3.

     SECTION 19. SHAREHOLDER APPROVAL. This Agreement shall be submitted to the shareholders of the Company for its approval by an affirmative vote of the majority of the voting power at a meeting of the shareholders before restrictions for any Award lapse. After initial approval, the Board of Directors shall determine whether further submission is appropriate or necessary whenever the Plan is amended, to satisfy Code Section 162(m), the Rules of the New York Stock Exchange, regulatory or other legal requirements.

     SECTION 20. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of January 1, 1998.

                                                                       EXHIBIT B

                          NORTHERN STATES POWER COMPANY

                      EXECUTIVE ANNUAL INCENTIVE AWARD PLAN

                                        I

                           PURPOSE AND EFFECTIVE TIME

     This Northern States Power Company ("Company") Executive Annual Incentive Award Plan (the "Plan") is designed to provide a significant and flexible economic opportunity to selected officers and employees of the Company and its Affiliates as a reflection of their individual and group contributions to the success of the Company and its Affiliates. Payments pursuant to Section IX of the Plan are intended to qualify under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, as excluded from the term "applicable employee remuneration" (such payments are hereinafter referred to as "Excluded Income"). The Plan shall be effective as of January 1, 1998, subject to the shareholder approvals required by Section XII of the Plan for Covered Employees.


                                       II

                                   DEFINITIONS

     "Affiliate" means (i) a corporation at least 50% of the common stock or voting power of which is owned, directly or indirectly, by the Company and (ii) any other corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean the happening of any of the following events:

     (a) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
     (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
     (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (b) of this definition; or

     (b) The approval by the shareholders of the Company of a reorganization, merger, consolidation, share exchange or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (iii) individuals who were members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (c) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Corporate Management Committee of the Board, or such other committee of the Board as the Board may from time to time determine, which, except as specifically decided otherwise by the Board, is composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

     "Company" shall mean Northern States Power Company, a Minnesota corporation.

     "Covered Employees" shall mean the Participants designated by the Committee prior to the award of an Incentive Award opportunity hereunder who are or are expected to be "covered employees" within the meaning of Section 162(m)(3) of the Code for the Incentive Period as to which an Incentive Award hereunder is payable and for whom the Committee intends that amounts payable hereunder constitute Excluded Income.

     "Disinterested Person" shall mean a member of the Board who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

     "Incentive Award" shall mean a cash award payable to a Participant pursuant to the terms of the Plan, including a Special Incentive Award.

     "Incentive Period" shall mean the period with respect to which a Participant is eligible to earn an Incentive Award.

     "Participant" shall have the meaning set forth in Article IV hereof.

     "Payment Date" shall mean the date following the conclusion of a particular Incentive Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding Incentive Awards.

     "Performance Goals" shall have the meaning set forth in Article IX hereof.

     "Special Incentive Award" shall have the meaning set forth in Article IX hereof.

     "Target Incentive Award" shall mean the amount determined by multiplying a Participant's base salary as of the last day of the applicable Incentive Period by a percentage designated by the Committee in its sole discretion at the time the award is granted, which percentage need not be the same for each Participant.


                                       III

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel (who may be the compensation consultants, independent auditors and outside counsel of the Company or an Affiliate) and other persons to assist or render advice to the Committee, all at the expense of the Company. The Committee shall have the sole authority to make rules and regulations relating to the administration of the Plan, and any interpretations and decisions of the Committee with respect to the Plan shall be final and binding.


                                       IV

                                   ELIGIBILITY

     The Committee shall, in its sole discretion, determine for each Incentive Period those officers and salaried employees of the Company and its Affiliates who shall be eligible to participate in the Plan (the "Participants") for such Incentive Period based upon such Participants' opportunity to have a substantial impact on the operating results of the Company or an Affiliate. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length nor shall participation in the Plan in any Incentive Period by any Participant require continued participation by such Participant in any subsequent Incentive Period.


                                       V

                       DETERMINATION OF INCENTIVE AWARDS

     Subject to Article IX hereof, the amount and terms of each Incentive Award to a Participant shall be determined by and in the discretion of the Committee. The Committee may condition the earning of an Incentive Award upon the attainment of specified Performance Goals, measured over a period ending no later than the end of the applicable Incentive Period. Such performance goals may relate to the Participant or the Company, or any Affiliate, division or department of the Company for or within which the Participant is primarily employed, or upon such other factors or criteria as the Committee shall determine, and may be different for each Participant. Incentive Awards payable under the Plan will consist of a cash award from the Company, based upon a percentage (which may exceed 100%) of the Target Incentive Award and, if applicable, the degree of achievement of such performance goals. Incentive Awards under this Plan for Covered Employees shall be subject to preestablished Performance Goals in accordance with Article IX hereof. Except with respect to Covered Employees, the Committee may, in its sole discretion, increase or decrease the amount of any Incentive Award payable to a Participant and, in recognition of changed or special circumstances, may award Incentive Awards to Participants even though the Incentive Awards are not earned. Incentive Awards earned or otherwise awarded will be paid as soon as administratively feasible on or after the Payment Date.

                                       VI

                            TERMINATION OF EMPLOYMENT

     In the event that a Participant's employment with the Company and its Affiliates terminates for any reason during the Incentive Period with respect to any Incentive Awards, the balance of any Incentive

Award which remains unpaid at the time of such termination shall be payable to the Participant, or forfeited by the Participant, in accordance with the terms of the award granted by the Committee; provided, however, that in the case of a Covered Employee, no amount shall be payable pursuant to the Plan unless the Performance Goals are satisfied or the termination of employment of the Covered Employee is due to death or disability. A Participant who remains employed through the Incentive Period, but is terminated prior to the Payment Date, shall be entitled to receive any Incentive Award payable to such Participant with respect to such Incentive Period.


                                       VII

                          AMENDMENT AND DISCONTINUANCE

     The Board shall have the right to amend, alter, discontinue or otherwise modify the Plan from time to time but no such modification shall, without the consent of the Participant affected, impair any award made prior to the effective date of the modification.


                                      VIII

                                  MISCELLANEOUS

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the payment obligations created under the Plan; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. The Plan shall be governed by and construed in accordance with the laws of the State of Minnesota.


                                       IX

                 PROCEDURES FOR CERTAIN DESIGNATED PARTICIPANTS

     Incentive Awards under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth herein. Notwithstanding Article V hereof, the Committee shall not have the discretion to modify the terms of awards to such Participants except as specifically set forth in this Article IX.

     (a) TARGET BONUS. On or before the 90th day of each Incentive Period, and in any event before 25% or more of the Incentive Period has elapsed, the Committee shall establish in writing specific Performance Goals for the Incentive Period, upon the attainment of which will be conditioned the payment of Incentive Awards ("Special Incentive Awards") to such of the Participants who may be Covered Employees. A Special Incentive Award shall consist of a cash award from the Company to be based upon a percentage (which may exceed 100%) of a Target Incentive Award. The extent, if any, to which a Special Incentive Award will be payable will be based upon the degree of achievement of preestablished Performance Goals over a specified Incentive Period; provided, however, that the Committee may, in its sole discretion, reduce the amount which would otherwise be payable with respect to an Incentive Period.

     (b) INCENTIVE PERIOD. The Incentive Period will be a period of up to twelve months, unless a shorter period is otherwise selected and established in writing by the Committee at the time the Performance Goals are established with respect to such Incentive Period.

     (c) PERFORMANCE GOALS. The Performance Goals established by the Committee at the time a Special Incentive Award is granted will be based on one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, total shareholder return, shareholder value analysis, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures; provided, that all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. Such Performance Goals also may be based on the attainment of specified levels of performance of the Company and/or any Affiliates under one or more of the measures described above relative to the performance of other corporations.

     (d) PAYMENT OF AN INCENTIVE AWARD. At the time the Special Incentive Award is granted, the Committee shall prescribe a formula to determine the percentage of the Target Incentive Award which may be payable based upon the degree of attainment of the Performance Goals during the Incentive Period. If the minimum Performance Goals established by the Committee are not met, no payment will be made to a Participant who is a Covered Employee. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions of the Special Incentive Awards have been satisfied, payment shall be made on the Payment Date in accordance with the prescribed formula based upon a percentage of the Target Incentive Award unless the Committee determines, in its sole discretion, to reduce the payment to be made.

     (e) MAXIMUM PAYABLE. The maximum amount payable to a Covered Employee under this Plan for any calendar year of the Company pursuant to this Plan shall be $1,000,000.


                                        X

                                CHANGE IN CONTROL

     Notwithstanding any other provision of this Plan, (i) upon a Change in Control, each Participant who is employed by the Company or an Affiliate immediately before the Change in Control shall be entitled to receive a payment equal to his or her Target Incentive Award for the Incentive Period that includes the date of the Change in Control, and (ii) any additional Incentive Award that becomes payable to such a Participant for that Incentive Period shall be reduced (but not below zero) by the amount of the payment made to such Participant pursuant to clause (i) of this Article X.


                                       XI

                               DEFERRAL ELECTIONS

     The Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Incentive Awards payable hereunder.


                                       XII

                              SHAREHOLDER APPROVAL

     This Plan shall not become effective with respect to individuals who are Covered Employees unless it shall have been approved by the affirmative vote of a majority of the total voting power of the shares of common stock and preferred stock of Northern States Power Company present in person or by proxy and entitled to vote thereon.

[LOGO] NSP                 NORTHERN STATES POWER COMPANY              PROXY FORM
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please sign EXACTLY as your name(s) appear(s) on this form. Attorneys, executors, administrators, trustees, or guardians should so indicate when signing. For joint accounts, one joint owner may sign.

Signature______________________________________ Date_____________________, 1998

Signature______________________________________ Date_____________________, 1998






IMPORTANT: THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE REVIEW THE ENCLOSED PROXY STATEMENT, COMPLETE THIS PROXY FORM AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE REVIEW THE MEETING GUIDELINES, SIGN THE TICKET REQUEST FORM BELOW AND RETURN IT WITH YOUR PROXY FORM.

                    (CONTINUED AND TO BE VOTED ON OTHER SIDE)

================================================================================

[LOGO] NSP               1998 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for NSP's Annual Meeting of Shareholders on Wednesday, April 22, 1998 at 10:00 a.m. at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota.

1. To gain entrance to the meeting, you must present an admission ticket or evidence of ownership of NSP stock. To obtain an admission ticket, complete the request form below and return it to NSP by April 10, 1998.

2. You will be required to pass through a metal detector similar to those at airports. Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except those employed by the Company to provide a record of the proceedings.

3. The business of the meeting is set forth in the Proxy Statement and will be published on an Agenda that you will receive at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

4. Time has been reserved at the end of the meeting for shareholder questions that relate to the business of the Company. If you want to speak, please go to the nearest microphone, state your name and confirm that you are a shareholder before asking your question. Please direct all questions to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5. Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or Company representative, and the Company will respond as soon as possible after the meeting.

6. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

================================================================================

[LOGO] NSP                NORTHERN STATES POWER COMPANY
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401

                                                    ANNUAL MEETING ADMISSION AND
                                                     PARKING TICKET REQUEST FORM

IMPORTANT: If you plan to attend the Annual Meeting, you must sign this form and return it to NSP by April 10, 1998. NSP will mail Admission and Parking Tickets with directions and parking instructions approximately one week prior to the meeting.

--------------------------------------------------------------------------------

                                                                      THIS IS
                                                                        NOT
                                                                      A PROXY

--------------------------------------------------------------------------------

I (We) will attend NSP's Annual Meeting, and I (we) have read and understand the Meeting Guidelines and security procedures. NOTE: Sign and return ONLY if you plan to attend the meeting.

Signature______________________________________ Date_____________________, 1998

Signature______________________________________ Date_____________________, 1998

--------------------------------------------------------------------------------

[LOGO] NSP                NORTHERN STATES POWER COMPANY               PROXY FORM
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401

The undersigned appoints Edward J. McIntyre, John P. Moore, Jr. and Gary R. Johnson, or any of them, each with full power of substitution, to represent and vote the shares of stock held by the undersigned at the Annual Meeting of Shareholders on Wednesday, April 22, 1998, at 10 a.m., and any adjournments thereof, as follows. IF YOU WISH TO INDICATE YOUR VOTE, PLEASE MARK AN "X" IN THE BOXES BELOW.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

     1. ELECTION OF THREE DIRECTORS IN CLASS III. (If you wish to withhold authority to vote for any of the Directors, strike out the appropriate name(s)):

          H. Lyman Bretting    David A. Christensen    Margaret R. Preska

                                       |_| FOR     |_| WITHHOLD

     2. APPROVAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 160 MILLION SHARES TO 350 MILLION SHARES.

                                       |_| FOR     |_| AGAINST      |_| ABSTAIN

     3. APPROVAL OF AMENDMENTS TO THE COMPANY'S EXECUTIVE LONG-TERM INCENTIVE AWARD STOCK PLAN.

                                       |_| FOR     |_| AGAINST      |_| ABSTAIN

     4.   APPROVAL OF THE COMPANY'S EXECUTIVE ANNUAL INCENTIVE AWARD PLAN.

                                       |_| FOR     |_| AGAINST      |_| ABSTAIN

     5.   APPROVAL OF APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT AUDITORS.

                                       |_| FOR     |_| AGAINST      |_| ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 6.

     6.   SHAREHOLDER RESOLUTION ON CONVERSION OF PRAIRIE ISLAND NUCLEAR PLANT.

                                       |_| FOR     |_| AGAINST      |_| ABSTAIN

     7. IN THEIR DISCRETION TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED 'FOR' THE ELECTION OF DIRECTORS AND 'FOR' PROPOSALS 2, 3, 4, AND 5 AND "AGAINST" PROPOSAL 6.

                          (TO BE SIGNED ON OTHER SIDE)

================================================================================

[LOGO] NSP                NORTHERN STATES POWER COMPANY              ESOP VOTING
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401       DIRECTIVE
          THIS VOTING DIRECTIVE IS SOLICITED BY THE BOARD OF DIRECTORS

Please sign EXACTLY as your name appears on this form.

Signature______________________________________ Date_____________________, 1998





IMPORTANT: PLEASE MAIL PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE THAT THE VOTING RIGHTS REPRESENTED BY THE SHARES ALLOCATED TO YOUR ACCOUNT CAN BE EXERCISED BY THE TRUSTEE.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE REVIEW THE MEETING GUIDELINES, SIGN THE TICKET REQUEST FORM BELOW AND RETURN IT WITH YOUR VOTING DIRECTIVE.

                    (CONTINUED AND TO BE VOTED ON OTHER SIDE)

================================================================================

[LOGO] NSP               1998 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for NSP's Annual Meeting of Shareholders on Wednesday, April 22, 1998 at 10:00 a.m. at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota.

1. To gain entrance to the meeting, you must present an admission ticket or evidence of ownership of NSP stock. To obtain an admission ticket, complete the request form below and return it to NSP by April 10, 1998.

2. You will be required to pass through a metal detector similar to those at airports. Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except those employed by the Company to provide a record of the proceedings.

3. The business of the meeting is set forth in the Proxy Statement and will be published on an Agenda that you will receive at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

4. Time has been reserved at the end of the meeting for shareholder questions that relate to the business of the Company. If you want to speak, please go to the nearest microphone, state your name and confirm that you are a shareholder before asking your question. Please direct all questions to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5. Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or Company representative, and the Company will respond as soon as possible after the meeting.

6. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

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[LOGO] NSP                NORTHERN STATES POWER COMPANY
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401

                                                    ANNUAL MEETING ADMISSION AND
                                                     PARKING TICKET REQUEST FORM

IMPORTANT: Because of limited seating capacity at the Annual Meeting, employees are urged to forego attending so that other shareholder groups may attend. However, if you want to attend the meeting, the time away from your work would be personal time. In keeping with Company policy you must obtain your supervisor's permission to take a Vacation or MAT day. To request an Admission Ticket and Parking Ticket, you and your supervisor must sign below. Return the completed form to NSP by April 10, 1998 if you plan to attend the 1998 Annual Meeting. We will send you the Admission Ticket for the Meeting and a Parking Ticket with directions and parking instructions.

--------------------------------------------------------------------------------

                                                                  THIS IS
                                                                     NOT
                                                                  A VOTING
                                                                 DIRECTIVE

I (We) will attend NSP's Annual Meeting, and have read and understand the Meeting Guidelines and security procedures. NOTE: Sign and return ONLY if you plan to attend the meeting.

Signature of ESOP Participant_______________________  Date________________, 1998

Signature of Supervisor_____________________________  Date________________, 1998

--------------------------------------------------------------------------------

[LOGO] NSP                NORTHERN STATES POWER COMPANY              ESOP VOTING
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401       DIRECTIVE

The undersigned hereby instructs First Trust N.A. St. Paul, Minnesota, as Trustee of the Northern States Power Company Employee Stock Ownership Trust to vote the shares of common stock allocated to the Account of the undersigned in said Trust, either directly or by designation of proxies, at the Annual Meeting of Shareholders on Wednesday, April 22, 1998, at 10 a.m., and any adjournments thereof, as follows. IF YOU WISH TO INDICATE YOUR VOTE, PLEASE MARK AN "X" IN THE BOXES BELOW.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

     1. ELECTION OF THREE DIRECTORS IN CLASS III. (If you wish to withhold authority to vote for any of the Directors, strike out the appropriate name(s)):

          H. Lyman Bretting    David A. Christensen    Margaret R. Preska

                                        |_| FOR     |_| WITHHOLD

     2. APPROVAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 160 MILLION SHARES TO 350 MILLION SHARES.

                                        |_| FOR     |_| AGAINST     |_| ABSTAIN

     3. APPROVAL OF AMENDMENTS TO THE COMPANY'S EXECUTIVE LONG-TERM INCENTIVE AWARD STOCK PLAN.

                                        |_| FOR     |_| AGAINST     |_| ABSTAIN

     4.   APPROVAL OF THE COMPANY'S EXECUTIVE ANNUAL INCENTIVE AWARD PLAN.

                                        |_| FOR     |_| AGAINST     |_| ABSTAIN

     5.   APPROVAL OF APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT AUDITORS.

                                        |_| FOR     |_| AGAINST     |_| ABSTAIN

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 6.

     6.   SHAREHOLDER RESOLUTION ON CONVERSION OF PRAIRIE ISLAND NUCLEAR PLANT.

                                       |_| FOR     |_| AGAINST      |_| ABSTAIN

     7. IN THEIR DISCRETION TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS VOTING DIRECTIVE WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED 'FOR' THE ELECTION OF DIRECTORS AND 'FOR' PROPOSALS 2, 3, 4, AND 5, AND "AGAINST" PROPOSAL 6.

                          (TO BE SIGNED ON OTHER SIDE)

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